UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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CONMED CORPORATION
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CONMED CORPORATION

525 French Road

Utica, New York 13502

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CONMED Corporation (the “Company”) will be held at the offices of the Company at 525 French Road, Utica, New York on Thursday, May 20, 2010 at 3:30 p.m. (New York time), for the following purposes:

(1)	To elect seven directors to serve on the Company’s Board of Directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

(3)	To approve the Amended and Restated 2007 Non-Employee Director Equity Compensation Plan; and

(4)	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The shareholders of record at the close of business on March 31, 2010, are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof.

Even if you plan to attend the Annual Meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,
/s/ Heather L. Cohen
Heather L. Cohen Secretary

April 9, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 2010

The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2009 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at http://www.cfpproxy.com/2982.

CONMED CORPORATION
525 French Road
Utica, New York 13502

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 20, 2010

The enclosed proxy is solicited by and on behalf of the Board of Directors of CONMED Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Thursday, May 20, 2010, at 3:30 p.m. (New York time), at the offices of the Company at 525 French Road, Utica, New York, and any adjournment thereof (“the Annual Meeting”). The matters to be considered and acted upon at the Annual Meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement, the related form of proxy and the Company’s Annual Report to Shareholders are being mailed on or about April 9, 2010, to all shareholders of record on March 31, 2010. Shares of the Company’s common stock, par value $.01 per share (“Common Stock”), represented in person or by proxy will be voted as described in this proxy statement or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

The persons named as proxies are Joseph J. Corasanti and Daniel S. Jonas, who are, respectively, the President and Chief Executive Officer, and the Vice President – Legal Affairs and General Counsel of the Company. The cost of preparing, assembling and mailing the proxy, this proxy statement and other material enclosed, and all clerical and other expenses of solicitations, will be borne by the Company. In addition to the solicitation of proxies by use of the mail, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.

Votes at the 2010 Annual Meeting will be tabulated by a representative of the Registrar and Transfer Company, which has been appointed by the Company’s Board of Directors to serve as inspector of election.

VOTING RIGHTS

The holders of record of the 29,172,607 shares of Common Stock outstanding on March 31, 2010 will be entitled to one vote for each share held on all matters coming before the meeting. The holders of record of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the meeting. Shareholders are not entitled to cumulative voting rights. Under the rules of the Securities and Exchange Commission, or the SEC, boxes and a designated blank space are provided on the proxy card for shareholders if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director. In accordance with New York State law, such abstentions are not counted in determining the votes cast at the meeting. With respect to Proposal (1), the director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Proposals (2) and (3) require the affirmative vote of the holders of a majority of the votes cast at the meeting in order to be approved by the shareholders.

When properly executed, a proxy will be voted as specified by the shareholder. If no choice is specified by the shareholder, a proxy will be voted “for” all portions of items (1), (2) and (3) and in the proxies’ discretion on any other matters coming before the meeting.

Under the rules of the New York Stock Exchange, Inc., which effectively govern the voting by any brokerage firm holding shares registered in its name or in the name of its nominee on behalf of a beneficial owner, Proposals (1) and (2) are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days prior to the Annual Meeting.  Proposal (3) is considered “non-discretionary” and brokers who received no instructions from their clients do not have discretion to vote on this item.  The broker non-votes will be treated in the same manner as votes present.

PROPOSALS TO BE SUBMITTED AT THE ANNUAL MEETING

There are three proposals expected to be submitted for shareholder approval at the Annual Meeting. The first concerns the election of directors. The second concerns ratifying the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm.  The third concerns approval of the Amended and Restated 2007 Non-Employee Director Equity Compensation Plan.  These proposals are more fully described below.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve on the Company’s Board of Directors. The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Corporate Governance and Nominating Committee of the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason. The director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Shareholders are not entitled to cumulative voting rights.

The Board of Directors presently consists of seven directors.  Directors hold office for terms expiring at the next annual meeting of shareholders and until their successors are duly elected and qualified.  Each of the nominees proposed for election at the Annual Meeting is presently a member of the Board of Directors and has been elected by the shareholders.

The following table sets forth certain information regarding the members of, and nominees for, the Board of Directors:

NOMINEES FOR ELECTION AT THE 2010 ANNUAL MEETING

Name	Age	Served As Director Since	Principal Occupation or Position with the Company
Eugene R. Corasanti	79	1970	Chairman of the Board of Directors and Vice Chairman of the Company.
Joseph J. Corasanti	46	1994	President and Chief Executive Officer of the Company; Director of the Company; Director of II-VI, Inc. (Nasdaq: IIVI).
Bruce F. Daniels	75	1992
Executive, retired; former Controller of Chicago Pneumatic Tool Company; Director of the Company. As noted below, the Board of Directors has determined that Mr. Daniels is independent, and is an audit committee financial expert.

Jo Ann Golden	62	2003
Partner of Dermody, Burke and Brown, CPAs, LLC (accountants); Director of the Company; Director of the Bank of Utica. As noted below, the Board of Directors has determined that Ms. Golden is independent, and is an audit committee financial expert.

Stephen M. Mandia	45	2002
Chairman of the Board of Directors of Sovena USA, formerly East Coast Olive Oil Corp. and now a subsidiary of Sovena Group; Director of the Company. As noted below, the Board of Directors has determined that Mr. Mandia is independent.

Stuart J. Schwartz	73	1998	Physician, retired; Director of the Company. As noted below, the Board of Directors has determined that Dr. Schwartz is independent.
Mark E. Tryniski	49	2007
President and Chief Executive Officer of Community Bank System, Inc. in DeWitt, New York (NYSE: CBU); former partner of PricewaterhouseCoopers LLP in Syracuse, New York; Director of the Company; Director of the Independent Bankers Association of New York State.  As noted below, the Board of Directors has determined that Mr. Tryniski is independent, and is an audit committee financial expert.

More information concerning the directors and nominees is set forth below under the heading Corporate Governance Matters – Directors, Executive Officers, Senior Officers and Nominees for the Board of Directors.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL TWO: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the Company has been PricewaterhouseCoopers LLP since 1982. The Audit Committee appointed PricewaterhouseCoopers LLP to be nominated as our independent registered public accounting firm for 2010, subject to shareholder ratification.

Unless otherwise specified, shares represented by proxies will be voted for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010. Neither our certificate of incorporation nor our by-laws require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but may elect to retain them. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. Those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of votes cast at the meeting is necessary for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the Company for 2010.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL THREE:  THE AMENDED AND RESTATED 2007 NON-EMPLOYEE DIRECTOR EQUITY
COMPENSATION PLAN OF CONMED CORPORATION

On February 25, 2010, upon the recommendation of the Compensation Committee, our Board of Directors unanimously approved the Amended and Restated 2007 Non-Employee Director Equity Compensation Plan of CONMED Corporation (the “Amended NED Plan”), subject to approval by our shareholders. The Amended NED Plan will be applicable only to awards granted on or after the date the Amended NED Plan is approved by shareholders (the “Effective Date”).

The Amended NED Plan changes the amount of equity compensation granted to non-employee directors in the following manner.  Under the existing 2007 Non-Employee Director Equity Compensation Plan, a director elected to serve on the Board of Directors is awarded 1,000 Restricted Stock Units (“RSUs”) and 2,500 Stock Appreciation Rights (“SARs”).  Under the Amended NED Plan, if approved by shareholders, directors elected in 2010 will receive 2,000 RSUs and 1,000 SARs, and directors elected in 2011 and thereafter will receive 3,000 RSUs and 1,000 SARs.

The following summary of the material terms of the Amended NED Plan is qualified in its entirety by reference to the complete text of the Amended NED Plan, which is attached hereto as Exhibit A.

Overview

The purpose of the Amended NED Plan is to attract, retain and motivate directors who serve on the Board of Directors for the Company, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.  Awards may be made to any director who may perform services for the Company and its subsidiaries and affiliates selected by the committee that administers the Amended NED Plan. The Amended NED Plan provides for grants of options, stock appreciation rights (“SARs”), dividend equivalent rights, restricted stock (“Restricted Shares”), restricted stock units (“RSUs”), and other equity-based and equity-related awards (collectively, “Awards”).

Shares Subject to the Plan; Other Limitations of Awards

The total number of shares of Common Stock that may be delivered pursuant to Awards granted under the Amended NED Plan on or after the Effective Date initially may not exceed 125,000 shares, plus any shares remaining available for issuance under the 2007 Non-Employee Director Equity Compensation Plan. These shares may be authorized but unissued shares of Common Stock or authorized and issued shares of Common Stock held in our treasury or otherwise acquired for the purposes of the Amended NED Plan. If, after the Effective Date, any Award that is granted on or after the Effective Date is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock or shares of Common Stock are surrendered or withheld from any Award to satisfy any obligation of the Award recipient (including federal, state or foreign taxes) then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered or withheld will again become available to be delivered pursuant to Awards granted under the Amended NED Plan. In addition, any shares of Common Stock (a) delivered by the Company, (b) with respect to Awards which are made by the Company and (c) with respect to which the Company becomes obligated to make Awards, in each case through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, will not count against the shares of Common Stock available to be delivered pursuant to Awards under the Amended NED Plan.

Types of Awards

The Amended NED Plan provides for Awards in the form of options intended to qualify as incentive stock options under section 422 of the Code (“ISOs”), nonqualified stock options, SARs, dividend equivalent rights, Restricted Shares, RSUs and other equity-based or equity-related awards pursuant to which Common Stock, cash or other property may be delivered to the Award recipient. Each Award will be evidenced by an award agreement (an “Award Agreement”), which will govern that Award’s terms and conditions.

Options entitle the recipient to purchase shares of Common Stock at the exercise price specified by the Compensation Committee in the recipient’s Award Agreement. A SAR may entitle the recipient to receive shares of Common Stock, cash or other property equal in value to the appreciation of the Common Stock over the exercise price specified by the Compensation Committee in the recipient’s Award Agreement. Outstanding and exercisable options and SARs may be exercised in accordance with procedures established by the Compensation Committee.

A Restricted Share is a share of Common Stock that is registered in the recipient’s name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the recipient’s Award Agreement. The recipient of a Restricted Share will have the rights of a shareholder, subject to any restrictions and conditions specified by the Compensation Committee in the recipient’s Award Agreement.

A RSU is an unfunded, unsecured right to receive a share of Common Stock (or cash or other securities or property) at a future date upon satisfaction of the conditions specified by the Compensation Committee in the recipient’s Award Agreement.

A dividend equivalent right represents an unfunded and unsecured promise to pay to the recipient an amount equal to all or any portion of the dividends that would be paid on a specified number of shares of Common Stock if such shares were owned by the recipient. The conditions and restrictions for payments in connection with dividend equivalent rights will be determined by the Compensation Committee as specified in the recipient’s Award Agreement. A dividend equivalent right may be granted alone or in connection with another Award.

The Board of Directors recommends a vote FOR this proposal.

As of March 31, 2010, the closing price of a share of Common Stock on the Nasdaq Stock Market was $23.81.

OTHER BUSINESS

Management knows of no other business that will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Any shareholder desiring to present a proposal to the shareholders at the 2011 Annual Meeting, which currently is expected to be scheduled on or about May 19, 2011, and who desires that such proposal be included in the Company’s proxy statement and proxy card relating to that meeting, must transmit that proposal to the Company so that it is received by the Company at its principal executive offices on or before December 20, 2010. All such proposals should be in compliance with applicable SEC regulations. The Company’s Corporate Governance and Nominating Committee will consider nominees for election as directors who are proposed by shareholders if the following procedures are followed. Shareholders wishing to propose matters for consideration at the 2011 Annual Meeting or to propose nominees for election as directors at the 2011 Annual Meeting must follow specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, c/o CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375). As of the date of this proxy statement, shareholder proposals, including director nominee proposals, must comply with the conditions set forth in Section 1.13 of the Company’s by-laws and to be considered timely, notice of a proposal must be received by the Company between February 18, 2011 and March 20, 2011.

CORPORATE GOVERNANCE MATTERS
  DIRECTORS, EXECUTIVE OFFICERS, SENIOR OFFICERS AND
  NOMINEES FOR THE BOARD OF DIRECTORS

Director Nominees

EUGENE R. CORASANTI (age 79) has served as Chairman of the Board of the Company since its incorporation in 1970. Mr. E. Corasanti also served as the Company’s Chief Executive Officer from its founding through December 31, 2006 and continues to serve as Vice Chairman.  Prior to the founding of the Company, Mr. Corasanti was an independent public accountant. Mr. E. Corasanti holds a B.B.A. degree in Accounting from Niagara University.  Eugene R. Corasanti’s son, Joseph J. Corasanti, is Chief Executive Officer and President and a Director of the Company.

Mr. E. Corasanti’s qualifications for election to CONMED’s Board include being the founder of the Company.  His accomplishments, financial acumen, knowledge of the industry and markets, and appetite for risk are particularly relevant to directing the strategy for the Company, as are his knowledge and contacts in the Company’s industry and the markets in which they compete.  While Mr. E. Corasanti’s view of the business may not represent a different approach from current management, his distance from the details of the daily management offer a viewpoint distinct from that provided by management.

JOSEPH J. CORASANTI (age 46) has served as President and Chief Executive Officer (“CEO”) since January 1, 2007, having served as President and Chief Operating Officer of the Company since August 1999 and as a Director of the Company since May 1994. Mr. Corasanti is also a member of the Board of Directors of II-VI, Inc. (Nasdaq: IIVI), a manufacturer of optical and electro-optical components and devices for infrared, e-ray, gamma-ray, telecommunication and other applications, where Mr. Corasanti is a member of the audit committee. He also served as General Counsel and Vice President-Legal Affairs of the Company from March 1993 to August 1998 and Executive Vice-President/General Manager of the Company from August 1998 to August 1999. Prior to that time he was an Associate Attorney with the law firm of Morgan, Wenzel & McNicholas, Los Angeles, California from 1990 to March 1993. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law.  Joseph J. Corasanti is the son of Eugene R. Corasanti, Chairman of the Board and Vice Chairman of the Company.

Mr. J. Corasanti’s qualifications for election to CONMED’s Board include his accomplishments as the Chief Executive Officer of the Company in growing the Company over the past several years.  His oversight and management of the executive officers are most relevant to directing the strategy for the Company, as are his knowledge and contacts in the Company’s industry and the markets in which they compete.

BRUCE F. DANIELS (age 75) has served as a Director of the Company since August 1992. Mr. Daniels is a retired executive. From August 1974 to June 1997, Mr. Daniels held various executive positions, including a position as Controller with Chicago Pneumatic Tool Company. Mr. Daniels holds a B.S. degree in Business from Utica College of Syracuse University. The Board of Directors has determined that Mr. Daniels is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

Mr. Daniels’ qualifications for election to CONMED’s Board include his experience as a Controller of Chicago Pneumatic for several years, along with this service as a director and chair of the Audit Committee for the past fifteen years.   Mr. Daniels’ experience and background with Chicago Pneumatic brings a different perspective to the Board than that offered by other directors whose experience has been in other industries.

JO ANN GOLDEN (age 62) has served as a Director of the Company since May 2003.  Ms. Golden is a certified public accountant and the managing partner of the New Hartford, New York office of Dermody Burke and Brown, CPAs, LLC, an accounting firm. Ms. Golden is a past President of the New York State Society of Certified Public Accountants (“the State Society”), having served previously as the Secretary and Vice President of the State Society. In addition, Ms. Golden was a president of the New York State Society’s Foundation for Accounting Education.  Ms. Golden served as a member of the governing Council of the American Institute of Certified Public Accountants (“AICPA”), and was a member of the AICPA’s Global Credential Survey Task Force in 2001. Ms. Golden is also a member of the Board of Directors of the Bank of Utica.  Ms. Golden holds a B.A. from the State University College at New Paltz, and a B.S. in Accounting from Utica College of Syracuse University. The Board of Directors has determined that Ms. Golden is independent, and that she is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

Ms. Golden’s qualifications for election to CONMED’s Board include her financial and accounting expertise, acquired through her experience as the managing partner of Dermody, Burke and Brown, CPAs as well as her vast service to the State Society.   Ms. Golden’s experience and background with a professional accounting firm bring a different perspective to the Board than that offered by other directors.

STEPHEN M. MANDIA (age 45) has served as a Director of the Company since July 2002. Mr. Mandia has served as Chairman of the Board of Directors of Sovena USA, formerly East Coast Olive Oil Corp., and now a subsidiary of Sovena Group since January 1, 2010.  He previously served as Chief Executive Officer of Sovena USA from 1991 to December 31, 2009. Mr. Mandia holds a B.S. Degree from Bentley College, located in Waltham, Massachusetts, having also undertaken undergraduate studies at Richmond College in London. The Board of Directors has determined that Mr. Mandia is independent within the meaning of the rules of the Securities and Exchange Commission.

Mr. Mandia’s qualifications for election to CONMED’s Board include his experience as the founder and Chief Executive Officer of a privately-held company which he grew into the largest importer of olive oil in the United States.  Likewise, his exposure to and familiarity with conducting business in multiple countries and cultures outside the United States, as well as his experience with managing employees and growth, offers insights and perspectives that are unique on the Board.

STUART J. SCHWARTZ (age 73) has served as a Director of the Company since May 1998. Dr. Schwartz is a retired physician. From 1969 to December 1997 he was engaged in private practice as an urologist. Dr. Schwartz holds a B.A. degree from Cornell University and an M.D. degree from SUNY Upstate Medical College, Syracuse. The Board of Directors has determined that Dr. Schwartz is independent within the meaning of the rules of the Securities and Exchange Commission.

Dr. Schwartz’s qualifications for election to CONMED’s Board include his extensive education and experience as a surgeon.  This experience has provided unique insights for the Board’s evaluation of technologies and acquisitions, as well as marketing strategies, from the perspective of the ultimate consumer of many, if not all, of the Company’s products.

MARK E. TRYNISKI (age 49) has served as a Director of the Company since May 2007.  He is the President and Chief Executive Officer of Community Bank System, Inc.  (NYSE:CBU), where he served as Executive Vice President and Chief Operating Officer from February 2004 through August 2006.  From June 2003 through February 2004, Mr. Tryniski was the Chief Financial Officer.  Prior to joining Community Bank in June 2003, Mr. Tryniski was a partner with PricewaterhouseCoopers LLP in Syracuse, New York.  Mr. Tryniski also serves on the Board of Directors of the Independent Bankers Association of New York State.  Mr. Tryniski holds a B.S. degree from the State University of New York at Oswego.  The Board of Directors has determined that Mr. Tryniski is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

Mr. Tryniski’s qualifications for election to CONMED’s Board include his extensive experience as an active Chief Executive Officer of a public financial institution as well as his financial and accounting expertise acquired through his experience as an audit partner with PricewaterhouseCoopers LLP.   His exposure to, and familiarity with banking and financial matters offers a number of contacts and level of familiarity with financial matters that is unique on the Board.  Further, his experience responding to investor questions makes him well-suited to serve in the role as Lead Independent Director.

The Board of Directors has determined that Messrs. Daniels, Mandia and Tryniski, and Ms. Golden and Dr. Schwartz, have no material relationship with the Company and are independent under the standards of the Nasdaq Stock Market.

After conducting a self-assessment, the Board agreed that the independent directors would meet in executive session after at least two Board meetings each year.   Mr. Tryniski is the Lead Independent Director.

The Company’s Directors are elected at each annual meeting of shareholders and serve until the next annual meeting and until their successors are duly elected and qualified. Eugene R. Corasanti’s employment is subject to an employment agreement which is terminable at will, as further described below.  Joseph J. Corasanti’s employment is subject to an amended and restated employment agreement which expires on December 31, 2014. The Company’s other officers are appointed by the Board of Directors and, except as set forth below, hold office at the will of the Board of Directors.

Executive Officers

WILLIAM W. ABRAHAM (age 78) joined the Company in May 1977 as General Manager. He served as the Company’s Vice President-Manufacturing and Engineering from June 1983 until October 1989. In November 1989 he was named Executive Vice President and in March 1993 he was named Senior Vice President of the Company. In May 2009, his title was changed to Vice President of Business Development.  Mr. Abraham holds a B.S. degree in Industrial Management from Utica College of Syracuse University.

HEATHER L. COHEN (age 37) joined the Company in October 2001 as Associate Counsel, has served as Deputy General Counsel since March 2002 and as the Company’s Secretary since March 2008.  In June 2008, Ms. Cohen was also named the Vice President of Corporate Human Resources.  Prior to joining the Company, Ms. Cohen was an Associate Attorney with the law firm Getnick Livingston Atkinson Gigliotti & Priore, LLP from 1998 to 2001.  Ms. Cohen holds a B.A. in Political Science and Education from Colgate University and a J.D. from Emory University.

JOSEPH G. DARLING (age 52) joined the Company in May 2008 as President of CONMED Linvatec.  Prior to joining the Company, Mr. Darling served as Senior Vice President & General Manager at Smith & Nephew, Inc. from September 2006 to April 2008 where he was a member of the executive leadership team for the sports medicine business unit within the Endoscopy division.  Mr. Darling had previously held the position of Vice President, Worldwide Marketing at Smith & Nephew, Inc. from October 2005 to September 2006.  Prior to Smith & Nephew, Mr. Darling served Baxter International, Inc. in a number of increasingly senior positions from May 1999 to October 2005.  His final position at Baxter was Vice President, Marketing II and Integrated Delivery Network Sales within the Medication Delivery Systems division from November 2003 to October 2005.  Additionally, Mr. Darling held a variety of senior sales and marketing positions with Abbott Laboratories Pharmaceutical Products Division and Wyeth-Ayerst Laboratories from 1983 to 1999.  Mr. Darling holds a B.A. degree in Political Science from Syracuse University Maxwell School of Citizenship.

DANIEL S. JONAS (age 46) joined the Company as General Counsel in August 1998 and in addition became the Vice President-Legal Affairs in March 1999.  From September 1999 through July 2005, Mr. Jonas assumed responsibility for certain of the Company's Regulatory Affairs and Quality Assurance Departments.  In March 2003, Mr. Jonas also became responsible for the administration of the Company's ethics policy.  Mr. Jonas is also a director and secretary of MedTech Association, Inc.  Prior to his employment with the Company, Mr. Jonas was a partner with the law firm of Harter, Secrest & Emery, LLP in Syracuse from January 1998 to August 1998, having joined the firm as an Associate Attorney in 1995.  Mr. Jonas holds an A.B. degree from Brown University and a J.D. from the University of Pennsylvania Law School.

GREGORY R. JONES (age 55) joined the Company in June 2008 as Vice President, Regulatory Affairs & Quality Assurance for the CONMED Linvatec business unit and became Vice President of Corporate Quality Assurance/Regulatory Affairs in February 2009.  Prior to joining CONMED Linvatec, Mr. Jones was Senior Vice President, Regulatory Affairs & Quality Assurance and a member of the Executive Management team with Power Medical Interventions from November 2003 to May 2008. He was responsible for the development and implementation of PMI’s worldwide regulatory and quality assurance strategies.  Prior to joining PMI in that role, Mr. Jones spent 14 years from 1989 to 2003 in increasingly senior RA/QA management positions at Ethicon, a Johnson & Johnson Company, ultimately serving as the Worldwide Director, Regulatory Affairs & Quality Assurance for Ethicon’s GYNECARE division from 2001 to 2003.  Mr. Jones holds a B.A. degree in Sociology from Geneva College.

LUKE A. POMILIO (age 45) joined the Company as Controller in September 1995. Subsequently, Mr. Pomilio assumed additional responsibility for certain corporate functions including worldwide operations and select administrative functions. In May 2009, Mr. Pomilio was promoted to Vice President, Controller and Corporate General Manager.  Prior to his employment with the Company, Mr. Pomilio was employed as a certified public accountant with Price Waterhouse LLP. Mr. Pomilio graduated with a B.S. degree in Accounting from Clarkson University.

ROBERT D. SHALLISH, Jr. (age 61) joined the Company as Chief Financial Officer (“CFO”) and Vice President-Finance in December 1989 and has also served as an Assistant Secretary since March 1995. Prior to this he was employed as Controller of Genigraphics Corporation in Syracuse, New York since 1984. He was employed by Price Waterhouse LLP as a certified public accountant from 1972 through 1984 where he most recently served as a senior manager. Mr. Shallish graduated with a B.A. degree in Economics from Hamilton College and holds a Master’s degree in Accounting from Syracuse University.

Senior Officers

TERENCE M. BERGE (age 40) joined the Company in June 1998 as Assistant Corporate Controller and has served as the Company’s Treasurer since March 2008.  Prior to joining the Company, Mr. Berge was employed by Price Waterhouse LLP from 1991 through 1998 where he served most recently as an audit manager.  Mr. Berge is a certified public accountant and holds a B.S. degree in Accounting from the State University of New York at Oswego.

MARK R. DONOVAN (age 47) joined the Company in May 1995 as Director, Physician Office Products.  In January 1997 he joined the Corporate Sales team as a Corporate Sales Manager and in November 1997 transitioned into a marketing management role within the company’s Patient Care business unit.  In January 2003, he served as the Company’s Director of Corporate Marketing and in July 2009 became Vice President, Endoscopic Technologies and Global Corporate Marketing.  Mr. Donovan holds a B.S. degree in Business Administration from Le Moyne College.

DAVID R. MURRAY (age 62) joined the Company in July 2004 as the President of CONMED Electrosurgery.  Mr. Murray was self-employed as a consultant to medical device businesses from 2001 through 2004, and served as the President and Chief Executive Officer of Cryogen, Inc. from 1996 through 2001. Mr. Murray holds a B.S. in Industrial Management from Purdue University, and an executive degree in Finance from the Wharton School of the University of Pennsylvania.

JOHN J. STOTTS (age 53) joined the Company as Vice President-Marketing and Sales for Patient Care in July 1993 and became Vice President-Marketing in December 1996. In January 2000, Mr. Stotts became Vice President - Marketing and Sales for Patient Care Products, a position now referred to as Vice President – Patient Care. Prior to his employment with the Company, Mr. Stotts served as Director of Marketing and Sales for Medtronic Andover Medical, Inc. Mr. Stotts holds a B.A. degree in Business Administration from Ohio University.

FRANK R. WILLIAMS (age 61) joined the Company in 1974 as Sales Manager and Director of Marketing and became Vice President-Marketing and Sales in June 1983. In September 1989, Mr. Williams was named Vice President-Business Development. In November 1995, he was named Vice President-Technology Assessment and in January 2000, was also named Vice President-Research and Development and Marketing for Minimally Invasive Surgical Products, a position now known as Vice President - Endosurgery. Mr. Williams graduated with a B.A. degree from Hartwick College in 1970 as a biology major and did his graduate study in Human Anatomy at the University of Rochester College of Medicine.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

During 2009, the full Board of Directors met six times in person or by telephone conference.  Each director attended 100% of the total 2009 full board meetings.

The Board of Directors has a leadership structure with a Chairman, whose role is to set an agenda for meetings and to preside at the meetings of the full Board of Directors.  The Board has also decided, for the time being, to spread the work of positions as chairs of the three (3) Board committees.  The role of the Lead Independent Director is to preside at meetings of the independent directors, and to be a spokesperson for the independent directors both to the Chairman and to the CEO, and, as appropriate, to shareholders and other stakeholders.  The Board has opted to separate the roles of the Chairman and the CEO at this time, although the Board has not concluded that this is a fixed requirement, and the Board will reconsider this aspect of its leadership structure in the future when the Chairman decides to step down from his position.

The role of the Board of Directors with respect to oversight of risk is to review at least annually a risk management matrix maintained by management, with the CEO to inform the Board of any changes to the matrix during the course of the year, or to alert the Board to any significant risks or any risks requiring changes to the matrix during the course of the year as they arise.

Board Committees:

The Company’s Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  Current members of the individual committees are named below:
Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Bruce F. Daniels, Chairman	Stuart J. Schwartz, Chairman	Stephen M. Mandia, Chairman
Jo Ann Golden	Bruce F. Daniels	Stuart J. Schwartz
Mark E. Tryniski	Stephen M. Mandia	Mark E. Tryniski
The Audit Committee consists of three independent directors.  As more fully detailed in its charter, the Audit Committee is charged with (a) oversight of the Company’s accounting and financial reporting principles, policies and internal accounting controls and procedures; (b) oversight of the Company’s financial statements and the independent audit thereof; (c) nominating the outside  independent registered public accounting firm  to be proposed for shareholder approval; (d) evaluating and, where deemed appropriate, replacing the independent registered public accounting firm; (e) pre-approving all services permitted by law to be performed by the independent registered public accounting firm, (f) approving all related-party transactions; and (g) establishing procedures for (i) the receipt, retention and treatment of complaints by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee has delegated its authority to pre-approve work by the independent registered public accounting firm and related party transactions to the Chairman of the Audit Committee, who is required to disclose any such pre-approvals at the Audit Committee’s next meeting. The Audit Committee met nine times during 2009.  All members of the Audit Committee attended every meeting.  The current Audit Committee Charter is available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS” and then “CORPORATE GOVERNANCE”.  The charter is also available in print to any shareholder who requests it.

The Compensation Committee consists of three independent directors.  As set forth in its charter the Compensation Committee is charged with reviewing and establishing levels of salary, bonuses, benefits and other compensation for the Company’s officers. The Compensation Committee met ten times, in person or by phone during 2009, and voted once by unanimous written consent.  All members of the Compensation Committee attended every meeting.  The Compensation Committee, and the full Board of Directors, has determined the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.  Senior management’s short-term incentives are balanced with longer-term incentives.  Employees below the senior management level are provided annual incentives that are lower in relation to salary.  The current Compensation Committee Charter is available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS” and then “CORPORATE GOVERNANCE”.  The charter is also available in print to any shareholder who requests it.

The Corporate Governance and Nominating Committee consists of three independent directors. As stated in its charter, the Corporate Governance and Nominating Committee is responsible for recommending individuals to the full Board of Directors for nomination as members of the Board of Directors, and for developing and recommending to the full Board of Directors a set of corporate governance principles. The Corporate Governance and Nominating Committee will consider, but is not obligated to accept, shareholder recommendations for individuals to be nominated provided that such recommendations are submitted in writing to the Company’s General Counsel within the time frame for Shareholder Proposals for the Annual Meeting.  With respect to diversity, the Corporate Governance and Nominating Committee, as well as the full Board, believes that diversity should be considered with respect to experience in managing companies both public and private, in financial matters, in experience with United States and international business, and in the medical field.  The Corporate Governance and Nominating Committee met four times during 2009.  All members of the Corporate Governance and Nominating Committee attended every meeting.  The current Corporate Governance and Nominating Committee Charter and Corporate Governance Principles are available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS” and then “CORPORATE GOVERNANCE”.  The charter is also available in print to any shareholder who requests it.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent”, as required by applicable listing standards of the NASDAQ Stock Market, in that no member of the Audit Committee has received any payments, other than compensation for Board services, from the Company. Although not currently engaged professionally in the practice of auditing or accounting, the Audit Committee and Board of Directors have determined that Messrs. Daniels  and Tryniski qualify as “audit committee financial experts” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. In addition, the Audit Committee and Board of Directors have determined that Ms. Golden, who is engaged professionally in the practice of auditing and accounting (although her service on the Board and on the Committee is not an engagement for the purpose of auditing or accounting), qualifies as an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on March 17, 2004. A copy of the amended and restated charter was attached to the 2004 proxy statement and is available on the Company’s web site.

Management is responsible for CONMED’s internal controls, financial reporting process and compliance with laws and regulations. The independent registered public accounting firm is responsible for performing an integrated audit of CONMED’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and oversee these processes, as well as to attend to the matters set forth in the amended and restated charter.

In this context, the Audit Committee met nine times during 2009 and held numerous discussions with management and with the independent registered public accounting firm, including executive meetings without management present. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards Nos. 61 (as amended, as adopted by the PCAOB in Rule 3200T), 89 and 90 (Communication with Audit Committees).

CONMED’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the Public Accounting Oversight Board (Rule 3526, Communications with Audit Committees Concerning Independence) and discussed with PwC the firm’s independence.  In this regard, the Audit Committee has determined that the provision of non-audit services by the independent accountants is compatible with the auditor’s independence in light of the nature and extent of permissible non-audit services provided to the Company.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the Audit Committee’s review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in CONMED’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Bruce F. Daniels (Chair)                                           Jo Ann Golden
Mark E. Tryniski

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

The role of the Corporate Governance and Nominating Committee is to recommend individuals to the Board for nomination as members of the Board and its committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Board of Directors, in its business judgment, has determined that all members of the Corporate Governance and Nominating Committee are “independent,” as required by applicable listing standards of the Nasdaq Stock Market, in that no member of the Corporate Governance and Nominating Committee has received any payments, other than compensation for Board services, from the Company. The Corporate Governance and Nominating Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on February 29, 2004. A copy of the amended and restated charter is attached to the 2004 proxy statement and is available on the Company’s web site.

The Corporate Governance and Nominating Committee has no fixed process for identifying and evaluating potential candidates to be nominees. To date, the Corporate Governance and Nominating Committee has not retained the services of any third party to assist in the process of identifying or evaluating candidates, although this could change should circumstances warrant the services of a third party. Likewise, the Corporate Governance and Nominating Committee has no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Corporate Governance and Nominating Committee has opted to retain the flexibility to consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Committee may consider candidates proposed by management, but is not required to do so. As previously disclosed, the Corporate Governance and Nominating Committee will consider any nominees submitted to the Company by shareholders wishing to propose nominees for election as directors at the 2010 Annual Meeting, provided that the shareholders proposing any such nominees have adhered to specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375).

Submitted by the Corporate Governance and Nominating Committee,

Stephen M. Mandia (Chair)                                            Stuart J. Schwartz
Mark E. Tryniski

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors may do so by sending correspondence to the attention of the General Counsel of the Company at 525 French Road, Utica, New York 13502 with a cover letter explaining that the correspondence is intended for the Board of Directors. At this time, no communications received by the Company in this manner will be screened, although this could change without prior notice. In addition, questions may be posed to directors during the question and answer period at the Annual Meeting of Shareholders. The Company has no formal policy requiring that directors attend the Annual Meeting of Shareholders, although the Company’s expectation is that all directors will attend absent exceptional circumstances. Historically, all directors have attended the Annual Meeting of Shareholders, and all were present at the 2009 Annual Meeting of Shareholders.

ETHICS DISCLOSURE

The Company has adopted, as of March 31, 2003, an ethics program which applies to all employees, including senior financial officers and the principal executive officer. The ethics program is generally available through the “Investors” section of the CONMED Corporation web site (http://www.conmed.com), and is administered by the Company’s General Counsel. The Program codifies standards reasonably necessary to deter wrongdoing and to promote honest and ethical conduct, avoidance of conflicts of interest, full, fair, accurate, timely and understandable disclosure, compliance with laws, prompt internal reporting of code violations and accountability for adherence to the code and permits anonymous reporting by employees to an independent third party, which will alert the Chair of the Audit Committee of the Board of Directors if and when it receives any anonymous reports.  No waivers under the Ethics Program have been granted.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2008 and December 31, 2009, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years, for the audit of the Company’s internal control over financial reporting as of December 31, 2008 and December 31, 2009, and all other audit related, tax consulting and other fees and expenses, are set forth in the table below.

Fee Summary	2009	2008
Audit Fees and Expenses:
Audit of Annual Financial Statements and Interim Reviews	$1,277,080	$1,175,100
Audit of Internal Control over Financial Reporting	Included above	Included above
SEC Registration Statements	$7,500	$0
Total Audit Fees and Expenses	$1,284,580	$1,175,100
Audit Related:
Advisory Services	$0	$252,500
Tax:
Tax Compliance and Consulting Services	$365,500	$157,800
All Other:
Research Service License	$1,500	$1,500
Total Fees and Expenses	$1,651,580	$1,586,900

The Audit Committee has adopted procedures requiring prior approval of particular engagements for services rendered by the Company’s independent registered public accounting firm. Consistent with applicable laws, the Audit Committee has delegated its authority to pre-approve work by the independent registered public accounting firm and related party transactions to the Chairman of the Audit Committee, who is required to disclose any such pre-approvals at the Audit Committee’s next meeting.

COMPENSATION DISCUSSION AND ANALYSIS

The Company believes that compensation should be heavily influenced by the Company’s financial performance.  The objective of the compensation program is to provide a balance between incentivizing short and long-term performance, and to attract, motivate and retain executives.   In particular, the executive compensation program is designed to reward improvements in earnings, sales and other financial metrics, as well as operating results and improvements in individual performance.   Further, executive employment, advancement and compensation is contingent on demonstrating high ethical standards and compliance with governmental and regulatory standards.  Competition for and retention of executives with the experience and qualifications to achieve our business goals are key considerations in the compensation program.

The current executive compensation is comprised of five components:

•	Salary: a base salary is paid based on position;
•
Non-Equity Incentive Plans:  executive and senior officers participate in an annual cash-based Executive Incentive Plan, with payment generally based on achievement of corporate-wide or division-specific earnings-related objectives measured over the course of a particular year, paid in cash;

•	Discretionary Bonuses: executive and senior officers may be awarded a discretionary bonus from time to time;
•	Equity Compensation: equity compensation is awarded to align the interests of management with the interests of shareholders over the long term; and
•	Retirement Benefits and Perquisites: the Company provides certain retirement benefits and perquisites that are deemed customary and necessary to attract and retain executive talent.

The components, or elements within a component, may change to adjust to the market competition for executive talent.  There is no pre-established formula setting the relative weighting of these components.

The Compensation Committee is responsible for and oversees all aspects of compensation for executive and senior officers as well as certain other key employees.  The Committee relies on certain executive officers, and the Chief Executive Officer in particular, to make recommendations on compensation levels.  In addition, the Committee engaged the independent consulting firm of Towers Watson & Co. in 2009 to provide a compensation analysis for the role of the CEO and the CFO, as well as director fees, using the organization’s executive compensation peer groups.   Towers Watson & Co. provides no other consulting services to the Company.  The findings are summarized below.

Title	Current Compensation Position Relative to Peer Group
	Base Salary(1)	Target Total Cash Compensation (2)	Actual Total Cash Compensation (3)	Total Direct Compensation (4)
CEO	Between 25th & 50th percentile of market practice	Below 25th percentile of market practice (Between 25th & 50th percentile if including deferred compensation)	Below 25th percentile of market practice (Between 25th & 50th percentile if including deferred compensation)	Below 25th percentile of market practice (at 25th percentile if including deferred compensation)
CFO	Below 25th percentile of market practice	Below 25th percentile of market practice	Below 25th percentile of market practice	Below 25th percentile of market practice

(1)	Base salary was $510,867 and $266,452, respectively, for the CEO and CFO in 2009.
(2)	Base salary plus annual incentive target would be $766,367 and $399,678 for the CEO and CFO, respectively in 2009.
(3)	During 2009, the CEO and CFO received cash compensation equal to 2009 paid salary and 2008 annual incentive paid in 2009 of $732,987 and $382,301, respectively.
(4)
Total direct compensation is defined as base salary, annual incentive at target rate for 2009, deferred compensation and equity awards granted in 2009.   Total direct compensation if an annual incentive were awarded for 2009 would be $2,558,004 and $530,833 for the CEO and CFO, respectively.  Included in the CEO’s direct compensation is $765,616 in equity awards associated with his Amended and Restated Employment Agreement entered into on October 30, 2009.

Towers Watson & Co. also reviewed the market position of the equity compensation component of total direct compensation for the CEO and CFO based on 2009 grant levels.  They reported this to be positioned well below the 50th percentile of the peer group for both positions.

The Compensation Committee reviews compensation for similar positions at other corporations within a designated peer group of companies that includes other public medical device companies.  Some of the peer companies are larger and some smaller when measured with respect to revenues, net income, R&D expense, market capitalization, earnings per share, total shareholder return and/or number of employees.  The purpose of the review is to ensure that the Company’s overall compensation levels, and the components thereof, are appropriate in light of the nature of the medical device business and the talent for which we compete.  There is no fixed formula or percentile of market-established compensation levels which the Company strives to meet.  The list of the companies reviewed in 2009 were: American Medical Holdings, Inc., Greatbatch Inc., Haemontetics Corporation, Integra Life Sciences Holdings Corporation, Masimo Corp., Mentor Corp., Orthofix International N.V., Resmed Inc., Steris Corporation and Wright Medical Group, Inc.  In the course of the compensation analysis for the CEO and CFO roles presented by Towers Watson & Co., the Committee chose to add IDEXX Laboratories, Inc., and Sirona Dental Systems, Inc. to the peer group.

The Compensation Committee may revise the list of peer companies used for benchmarking purposes as appropriate for reasons including, but not limited to, changes in revenues, market capitalization, and the medical device industry so that the peer companies include those companies with whom we compete for executive talent.  From time to time, we may revise the list of peer companies to focus on comparable medical device companies as well as to eliminate those companies that have since been privatized.

Salary

Base salary is an integral component of the total compensation program, and is intended to provide our executives with a stable source of compensation.

A named executive officer’s (an “NEO”) salary is initially established based upon an evaluation of the marketplace and the responsibilities of the NEO.  Absent a promotion or some other unusual circumstance, salaries are reviewed once per year.  Although there is no fixed formula used to select the amount of the increase, the criteria considered include the individual NEO’s performance and responsibilities, the Company’s performance and any increase in the cost of living, although no specific inflation index is used for this factor.  In this review process, the Compensation Committee considers the recommendation of the CEO in reviewing and approving the base salaries of the executive and senior officers (other than the CEO) at a meeting of the Compensation Committee in the April/May time frame, with the final decisions made by the Compensation Committee and Board of Directors following the annual shareholders meeting in May.

Under the terms of the CEO’s employment agreement, as amended as of October 31, 2006 and effective January 1, 2007, he is entitled to a specified minimum level of salary and deferred compensation that must be awarded to the CEO and under the terms of his employment agreement as amended as of October 31, 2006 and effective as of January 1, 2007.  Those minimum amounts were $450,000 in salary and $150,000 in deferred compensation.  In 2009, as a result of interim raises in salary, the base salary for the CEO, was increased by 2% from $ $500,850 to $510,867.    On October 30, 2009 the CEO’s employment agreement was again amended to provide for a minimum salary not less than $511,000 and deferred compensation of $175,000 beginning January 1, 2010.  The Company also increased the salaries of Mr. Shallish and Mr. Darling in May 2009 by 2%.  Corresponding to an increase in responsibilities given to Mr. Pomilio and Mr. Johnson, their salaries where increased by 12.5%.

Non-Equity Incentive Plans

The performance goal and target bonus percentage for the Executive Incentive Plan are established in the first quarter of the year, with the approval of the Compensation Committee and the Board of Directors at the meeting typically held in late February or early March.  For 2009, the performance goal for NEOs at a corporate level was $1.04 earnings per share, net of unusual charges, credits and amortization of debt discount.  The target bonus percentage for NEOs in 2009 with corporate-wide responsibility was 50% of base salary with the first 20% to held back and paid based on achieving 85% of the budgeted 2010 EPS target.   The maximum incentive payment was two times the target bonus if 116% or more of the target performance goal was achieved.   For Mr. Darling, the target bonus percentage was 50% of base salary, with a maximum incentive payment of 100% if 105% of the target was achieved.

In 2009, there was no actual incentive earned by the NEOs.

For the NEOs at the Corporate level, the 2010 Executive Incentive Plan establishes a performance goal of $1.20 earnings per share, net of unusual or extraordinary charges or credits and amortization of debt discount.  This goal is consistent with the results of the Company’s internal budget goals and the Company’s guidance to investors after excluding the additional amortization of debt discount required by recently issued Financial Accounting Standards Board ("FASB") guidance, and unusual costs, if any. Although last year's economy presented unique challenges for the entire healthcare industry, this target is based in part on the proactive cost-cutting actions initiated in 2009 which are anticipated to increase profitability in 2010.  In addition, the improving business trends we have seen in the second half of 2009 should continue into 2010.  The target bonus percentage for NEOs with corporate-wide responsibility in 2010 is 50% of base salary with the first 20% of any bonus earned to be paid based further on achieving 85% of the budgeted 2011 EPS goal (i.e., if earning a 50% bonus at a base salary of $200,000, 30%, or $60,000, will be paid for 2010 performance and the remaining 20%, or $40,000, will only be paid if the 85% of the budgeted 2011 EPS goal is achieved).  If at least 85% of the 2011 goal is not achieved, or if the NEO is no longer employed by the Company when the Form 10K for 2011 is filed, the 20% portion of the bonus held back from 2010 will be forfeited.  Further, if there is a change in control, all amounts potentially due become vested.  After reviewing the target percentages of peer companies, the Compensation Committee confirmed it was appropriate to continue with target percentage of 50% of base salary with a 20% holdback to reduce the risk of excessive focus on short-term results and encouraged retention.  Further, the Compensation Committee determined that the minimum performance level for incentive pay was 100% achievement of the performance goal and the maximum incentive payment for NEOs would be two times the target bonus if achievement of 114% or more of the target performance goal was achieved.  For Mr. Darling, the target bonus percentage is 50% of base salary, with a maximum incentive payment of 100% if 105% of the target is achieved.

Discretionary Bonus

The Committee also has the discretion, upon the recommendation of the CEO and certain executive officers, to review at year-end a business unit’s actual results, and may consider certain mitigating factors, such as one-time costs or other unique events not contemplated at the time the goals were established.  The Committee in such circumstances may also consider the need to attract and retain executive talent.  In such instances, a discretionary bonus may be awarded to adjust for these factors.  No NEOs were awarded a discretionary bonus in 2007, 2008 or 2009.

Equity Compensation

Equity compensation, in the form of stock options, SARs or RSUs, is awarded to align the interests of NEOs with those of shareholders, encourage long-term retention, and provide a counter-balance to the incentives offered by the Executive Incentive Plan which reward the achievement of comparatively short-term performance goals.

The Company’s equity compensation awards generally provide for no shorter than five year vesting periods.  The exercise price on all outstanding options and SARs is equal to the quoted fair market value of the stock at the date of grant.  RSUs are valued at the market value of the underlying stock on the date of grant.  Stock options, SARs and RSUs are generally non-transferable other than on death and expire ten years from date of grant.  SARs are only settled in shares of the Company’s stock.

Historically, the Committee has taken a two-tiered approach to equity compensation grants to NEOs whereby the CEO receives one level of annual grant of equity compensation and the remaining NEOs receive equal grants which are at a lower level than the CEO grant.  This approach represents the Committee’s belief that equity compensation should reflect a larger percentage of the CEO’s overall compensation so that the CEO has greater incentive to focus on long-term growth and strategic positioning, as well as regulatory and ethics compliance.   The Committee determines the amount of equity compensation for each NEO other than the CEO, based in part, on recommendations from the CEO in the April-May time frame, with all actual grants made at the Annual Shareholder Meeting to be effective on June 1st or the closest business day to this date for ease of administration. While there is no fixed formula for equity compensation grants, the Committee seeks to establish an appropriate balance between cash and non-cash compensation, short and long term incentives, at-risk compensation and the form of equity compensation.  The Committee generally prefers consistent annual RSU and SAR grants to the NEOs but will alter such amounts to rebalance or alter the components of compensation to the extent it is deemed necessary.

The June 1, 2009 equity grants to CEO and remaining NEOs were 25,000 RSUs and 62,500 SARs, and 4,000 RSUs and 10,000 SARs, respectively.  These amounts were consistent with prior year grants and resulted in the following compensation balance which the Committee considered appropriate.

	Percentage Cash Compensation to Total Compensation (Salary and target bonus is cash compensation. Equity compensation is added to cash compensation for total)	Allocation of Equity Compensation Value between SARs and RSUs
CEO	32%	Approximately 50% each
Other NEOs	75% to 79%	Approximately 50% each

In connection with the renewal of Mr. Corasanti’s employment agreement on October 30, 2009, the Committee granted Mr. Corasanti 20,000 RSUs and 40,000 SARs.  The grant amount was determined based on a desire to continue to emphasize the goal of alignment of compensation with company long-term performance, and in part to recognize that, based on the Towers Watson & Co. market compensation assessment, the CEO had received total direct compensation (base salary plus annual incentive plus the expected value of equity granted in 2009) of approximately $210,000 less than the 25th percentile of peer companies in the last year for which information was available (and presumably a similar amount in past years although Towers Watson & Co. was not asked to analyze historical practice), and that the overall mix of compensation for the CONMED CEO was somewhat more heavily weighted toward cash than was the case with the peer companies the organization uses to benchmark executive pay.

Retirement Benefits

All employees in the United States, including the NEOs, are eligible to participate in the Retirement Pension Plan and Retirement Savings Plan.  The following summary of the terms of these plans is qualified in its entirety by reference to the complete plan documents.

Retirement Pension Plan

As of January 1, 2004, the Aspen Laboratories, Inc. Retirement Plan (“Aspen Plan”) and the Linvatec Corporation Income Plan (“Linvatec Plan”) were merged with the CONMED Corporation Pension Plan “D” (“CONMED Plan”) which was renamed the CONMED Corporation Retirement Pension Plan (“Retirement Plan”), a tax-qualified, defined benefit pension plan.

Under the Retirement Plan, upon the later of the attainment of age 65 or the completion of 5 years of participation, employees are entitled to annual pension benefits equal to the greater of: (a) 1.65% of a participant's average monthly compensation multiplied by years of benefit service with the product being reduced by 0.65% of a participant’s monthly covered wages multiplied by years of benefit service (not to exceed 35) or (b) the benefit the participant would have been entitled to prior to December 31, 2003. Special plan provisions exist for early retirement, deferred retirement, death or disability prior to eligibility for retirement and lump sum benefit payments. A participant is 100% vested after five years of service. The participant may elect one of the following forms of payment: lump sum distribution for benefits earned through December 31, 2003, single life annuity or joint and survivor annuity.

For employees who met the eligibility requirements of the CONMED Plan as of December 31, 2003, the calculation of benefits under the Retirement Plan is the greater of (i) the benefit earned under the CONMED Plan as of December 31, 2003 or (ii) the benefit under the new formula provided by the Retirement Plan based on the date of retirement or other termination of employment.

For employees who met the eligibility requirements of the Linvatec Plan as of December 31, 2003, the calculation of benefits under the Retirement Plan is the greater of (i) the benefit earned under the Linvatec Plan as of December 31, 2003 or (ii) the benefit under the new formula provided by the Retirement Plan based on the date of retirement or other termination of employment.

For employees who met the eligibility requirements of the Aspen Plan as of December 31, 2003, the calculation of benefits under the Retirement Plan is the greater of (i) the benefit earned under the Aspen Plan as of December 31, 2003 or (ii) the benefit under the new formula provided by the Retirement Plan based on the date of retirement or other termination of employment.

As of May 14, 2009, pension accruals under the Retirement Plan were frozen and participants will not accrue any additional benefits after that date.  Since the Retirement Plan requires participants to work 1,000 hours in a plan year before receiving service credit for the calendar year, it would be rare that any Participant will have accrued benefits in 2009.  Therefore, for most, if not all, Participants’ accrued benefits as of December 31, 2008, will be the actual benefit amount that will be frozen and the amount due upon retirement.

Retirement Savings Plan

The Savings Plan is a tax-qualified retirement savings plan pursuant to which all employees are eligible after completing three months of service, including the NEO’s who meet the Plan’s requirements.  A participant can contribute 1 to 50 percent (16% prior to January 1, 2002) of his or her annual compensation, as defined, up to the maximum annual limitations as provided by the Internal Revenue Code. The Company matches 50 percent of each participant's contribution up to a maximum of six percent of the participant’s compensation.  All employee contributions are fully vested upon contribution.  All matching contributions vest upon completion of five years of service.  During the second quarter of 2009, the Savings Plan was amended to allow for a 2009 discretionary employer contribution.  The Company is making a discretionary contribution in 2010 for all eligible employees employed as of December 31, 2009 and certain employees retiring in 2009 equal to 3% of compensation as that term is defined in the Savings Plan.

Perquisites

The Company also provides certain perquisites to the NEOs, to provide convenience and support services that the Company views as customary and necessary to attract, motivate and retain executive talent.  These include car allowances (although in limited cases the Company has also leased the NEOs’ cars directly), long-term care insurance and reimbursement of country club dues.  These perquisites are discussed in more detail below in the footnotes to the Summary Compensation Table.

In the case of Mr. J. Corasanti, the Company is contractually obligated to reimburse certain legal or accounting fees and to provide payments to Mr. J. Corasanti in an amount sufficient to allow him to continue to pay the premiums due on a split-dollar life insurance policy.  During 2009, $47,654 was awarded to Mr. J. Corasanti, of which $27,020 related to premium and $20,634 was intended as a “gross-up” to reimburse Mr. J. Corasanti for the tax liability created by the payment.

Employment Contracts

As a general matter, NEOs are employees at will and have no employment contracts.  The exceptions to this general policy are the employment agreement for the CEO and the Change in Control severance agreements for all NEOs.

CEO Employment Agreement

Consistent with the Company’s compensation policy, the Board of Directors believes that compensation of Joseph J. Corasanti, the Company’s Chief Executive Officer (“CEO”), should be heavily influenced by company performance, long-term growth and strategic positioning, as well as regulatory and ethics compliance. Therefore, although there is necessarily non-performance-based pay reflected in providing a salary to him, major elements of the compensation package are directly tied to the Company’s performance, long-term growth and strategic positioning. Mr. J. Corasanti has an employment agreement with the Company, extending from January 1, 2000 through December 31, 2014 (the “CEO Employment Agreement”).  This agreement was amended and restated as of November 12, 2004 whereby Mr. J. Corasanti began serving as the Chief Operating Officer of the Company and received an annual salary of not less than $375,000.  Mr. J. Corasanti also received deferred compensation of $100,000 per year with interest at 10% per annum for payments accrued through December 31, 2004, with payments of $125,000 to accrue in each year commencing December 31, 2005 with interest at two percent above prime per annum, payable upon his departure or retirement, or to his beneficiaries at death.  This agreement was amended October 31, 2006 and became effective January 1, 2007 increasing the minimum base annual salary to $450,000 and increasing the minimum award of deferred compensation to $150,000 per annum before interest in connection with Mr. J. Corasanti assuming the expanded role and responsibilities of CEO.  During 2008, certain technical amendments were made to the CEO Employment Agreement, which were primarily intended to conform certain provisions to the requirements of Section 409A of the Code.  The CEO Employment Agreement was again amended on October 30, 2009 to provide that the minimum base salary be not less than $511,000, roughly equivalent to his then current salary, deferred compensation of $175,000 beginning January 1, 2010, and reimbursement for a physical medical examination.  Until this contract amendment, the CEO’s deferred compensation has not been raised from $150,000 since 2006.

Mr. J. Corasanti is entitled to participate in the Company’s employee equity compensation plan and pension and other employee benefit plans and such bonus or other compensatory arrangements as may be determined by the Board of Directors.  Mr. J. Corasanti is also entitled to be paid an amount sufficient after the payment of applicable taxes to permit him to purchase certain life insurance policies, as further described below.  In the event that the Board of Directors should fail to re-elect Mr. J. Corasanti as CEO or should terminate his employment for reasons other than “just cause” (as defined in the CEO Employment Agreement), Mr. J. Corasanti will become entitled to receive a lump sum payment equal to the result of multiplying the greater of three or the number of years and fraction thereof then remaining in the term of employment by his base annual salary plus the average of the bonuses, deferred compensation and incentive compensation awarded to him during the three fiscal years prior to such early termination.  He will also continue to receive other employment benefits, for the greater of three years or the balance of the CEO Employment Agreement’s term. In the event of Mr. J. Corasanti’s death or disability, Mr. J. Corasanti or his estate or beneficiaries will be entitled to receive 100% of his base annual salary and other employment benefits (other than deferred compensation) for the balance of the CEO Employment Agreement’s term, and in the case of disability, he and his wife will be entitled to life and health insurance benefits for life. If, during the term of Mr. J. Corasanti’s employment under the CEO Employment Agreement and within two years after a Change in Control, his employment with the Company is terminated by the Company, other than for Cause or by him for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. J. Corasanti will be entitled to receive (a) a lump sum payment equal to three times the sum of (i) his base salary on the date of such termination or his base salary in effect immediately prior to the Change in Control, whichever is higher, plus (ii) the average of the bonuses, deferred compensation and incentive compensation awarded to him during the three years prior to such termination; (b) continued coverage under the benefit plans in which he participates for a period of three years from the date of such early termination; (c) a lump sum payment equal to the aggregate amount credited to his deferred compensation account; and (d) awards for the calendar year of such termination under incentive plans maintained by the Company as though any performance or objective criteria used in determining such awards were satisfied.

Change In Control Severance Agreements

As a general rule, the Company does not enter into separate severance or employment agreements other than with the Chief Executive Officer and the Vice Chairman.  The Company, however, does have outstanding agreements with the NEOs with Corporate wide responsibility which  provide that these NEOs will not, in the event of the commencement of steps to effect a Change in Control (defined generally as an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors) voluntarily leave the employ of the Company until the potential Change in Control has been terminated or until a Change in Control has occurred.

In the event of a termination of the individual’s employment other than for Cause (as defined in the agreement), or if the executive resigns for good reason (as is defined in the agreement), within two and one-half years of a Change in Control, the NEO is entitled to three years’ salary and bonus (calculated as the largest bonus earned by the executive in the preceding three years), continuation of all medical, dental, accident, disability, long-term care and life insurance benefits or other fringe benefits for three years and a gross-up for any excise or other tax that may become due as a result of such Change in Control (to the extent that the amounts giving rise to the excise tax are greater than 10% of the “golden parachute” safe-harbor amount).  In addition, all of the Company’s equity compensation awards contain provisions that accelerate vesting upon a Change in Control, without subsequent termination of employment.

The Board of Directors of the Company may terminate any such agreement upon three years’ prior written notice. The Board of Directors may also, at any time, terminate an agreement with respect to any NEO who is affiliated with any group seeking or accomplishing a Change in Control.  During 2008, the Board of Directors approved technical amendments to the Change in Control Severance Agreements, which are primarily intended to conform certain provisions to the requirements of Section 409A of the Code.

Mr. Darling has an Executive Severance Agreement (“Agreement”).  This Agreement provides that upon a Change in Control of Linvatec Corporation where Mr. Darling does not retain the title of President and comparable responsibilities or is terminated without cause during the first eighteen months of such change in control, Mr. Darling is entitled to payment of his salary then in effect for eighteen months.  If no change in control occurs, however Mr. Darling is terminated from Linvatec Corporation prior to May 1, 2010 without just cause, Mr. Darling is entitled to payment of his salary then in effect for twelve months.

Split-Dollar Life Insurance

Prior to December 31, 2001, the Company had paid certain premiums associated with split-dollar life insurance policies with face amounts totaling $2,500,000 for the benefit of Joseph J. Corasanti. The Company has not paid or accrued premiums since fiscal year 2001. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. J. Corasanti, and at December 31, 2009, the aggregate amount due the Company from Mr. J. Corasanti related to these split-dollar life insurance policies is $279,740. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. J. Corasanti’s death and the balance of the policy will be paid to his estate or beneficiaries.

In connection with the enactment of the Sarbanes-Oxley Act of 2002 (the “Act”) and the general prohibition against loans to officers, subject to an exception for certain pre-existing loan arrangements, the Board of Directors and management opted, as of October 2002, to stop making the premium payments which previously had been accounted for as loans pending further clarification of the regulations and interpretation of the Act. The policies for which the Company had previously been funding premium payments have cash balances sufficient to permit the payment of premiums. The Board of Directors and management may, however, elect to resume such payments if management and the Board of Directors conclude that the obligation to make such payments was maintained by the Company on the date of the enactment of the Act and was not materially modified pursuant to Section 402 of the Act and the implementing regulations, or if such payments are otherwise permitted.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deduction available to public companies for compensation paid to each the Chief Executive Officer and the three other most highly compensated executive officers, not including the Chief Financial Officer.  Qualified performance-based compensation is excluded from the deduction limitation.  The Company’s Compensation Committee considers the implications of Section 162(m) in structuring and managing executive compensation.  The Compensation Committee generally intends to maximize the tax deductibility of compensation, while it retains discretion to structure executive compensation in the best overall interests of the Company and award compensation that exceeds deductibility limitations if deemed appropriate.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and is incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the Compensation Committee,

Stuart J. Schwartz (Chair)                 Bruce F. Daniels
Stephen M. Mandia

Summary Compensation Table

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option /SAR Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total
Joseph J. Corasanti, President, & Chief Executive Officer	2009	$657,604	$0	$835,300	$760,678	$0	$57,955	$98,660	$2,410,197
	2008	$641,356	$0	$667,250	$588,975	$225,383	$86,272	$91,998	$2,301,234
	2007	$614,063	$0	$748,000	$741,663	$330,750	$41,765	$80,460	$2,556,701

Robert D. Shallish, Jr., Chief Financial Officer and Vice President- Finance	2009	$264,749	$0	$65,840	$67,018	$0	$35,553	$29,113	$462,273
	2008	$256,609	$0	$106,760	$94,236	$117,552	$87,465	$22,352	$684,974
	2007	$243,056	$0	$119,680	$118,666	$172,509	$24,127	$21,187	$699,225

Joseph G. Darling – President CONMED Linvatec	2009	$324,746	$0	$65,840	$67,018	$0	$1,250	$84,227	$543,081

David A. Johnson – VP, Global Operations & Supply Chain (8)	2009	$254,001	$0	$65,840	$67,018	$0	$1,723	$34,967	$423,549
	2008	$229,515	$0	$313,310	$190,858	$105,894	$9,499	$18,012	$867,088

Luke A. Pomilio, Vice President – Corporate Controller	2009	$254,039	$0	$65,840	$67,018	$0	$9,729	$31,230	$427,856
	2008	$232,047	$0	$106,760	$94,236	$106,032	$30,640	$22,296	$592,011
	2007	$218,707	$0	$119,680	$118,666	$155,602	$2,817	$17,299	$632,771

(1)
Salary reflects actual salary and deferred compensation earned during 2007, 2008 and 2009.  Salary levels are adjusted annually following the Annual Shareholders meeting in May.  Accordingly, salary levels listed in the Compensation Discussion and Analysis (the “CD&A”) may not match amounts actually paid during the course of the year.

(2)	Other than Non-Equity Incentive Plan Compensation, there were no bonuses earned during 2007, 2008 and 2009.

(3)
Amounts in this column reflect the grant date fair value of RSUs in accordance with Compensation – Stock Compensation Topic of the FASB ASC.  The assumptions made in the valuation of these awards are set forth in Note 7,

(“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to Company’s 2009 Annual Report on Form 10-K (available at http://www.conmed.com).

(4)
Amounts in this column reflect the grant date fair value of SARs in accordance with Compensation – Stock Compensation Topic of the FASB ASC. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2009 Annual Report on Form 10-K.

(5)	Non-Equity Incentive Plan Compensation represents earnings under the Company’s Executive Incentive Plan as more fully described in the CD&A.

(6)
Amounts in this column represent the increase in the actuarial value of defined benefit plans during 2007, 2008 and 2009 of the executive’s accumulated benefit under the CONMED Corporation Retirement Pension Plan.  Actuarial value  computations are based on the assumptions established in accordance with Compensation – Retirement Benefits Topic of the FASB ASC and discussed in Note 9, (“Employee Benefit Plans”), to the Consolidated Financial Statements in Item 15 to the Company’s 2009 Annual Report on Form 10-K.  Mr. J. Corasanti’s pension value decreased $971 during 2007 as a result of a change in the discount factor applied to the present value calculation.  Pursuant to SEC regulations, this negative value is not reflected in the amounts shown in column (h).

In addition, Mr. J. Corasanti also earns deferred compensation as more fully described in the CD&A.  This table reflects only that interest earned on deferred compensation amounts that are considered to be above-market. This above-market interest amounted to $41,765, $51,850 and $45,659 for 2007, 2008 and 2009, respectively.

(7)
All Other Compensation consists of the following: (i) company contributions, if any, to employee 401(k) plan accounts on the same terms offered to all other employees, (ii) payments relating to automobile leases and/or allowances,  (iii) payments for supplemental long-term care insurance policies for J. Corasanti, R. Shallish, and L. Pomilio in 2007, 2008, and 2009 (iv) reimbursement for country club and/or other club membership fees for all NEOs in 2007 and 2008 and J. Corasanti, D. Johnson and L. Pomilio in 2009 (v) meeting fees of $9,000 for J. Corasanti’s position as a Director of the Company and (vi) tax services for J. Corasanti.   The amount attributable to each perquisite or benefit for each NEO does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such NEOs, except as described below.

With respect to Mr. J. Corasanti, All Other Compensation also includes reimbursements for certain insurance policy premiums in the amount of $27,020 in each of the years 2007, 2008 and 2009, and the related tax “gross-up” as provided for in his Amended and Restated Employment Agreement, which is further described in the CD&A.  All other compensation does not include the costs for health insurance, long-term disability insurance, life insurance and other benefits generally available to other employees on the same terms as those offered to the officers listed above.  With respect to Mr. Darling, All Other Compensation also includes reimbursement for relocation fees of $63,504 in 2009.

(8)	David A. Johnson resigned from the Company on March 30, 2010.

Grants of Plan-Based Awards

The table below summarizes the estimated cash awards under the Non-Equity Incentive Plan as well as equity compensation granted during 2009.  Information regarding the terms of these awards can be found under the headings “Non-Equity Incentive Plan” and “Equity Compensation” in CD&A.

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

Joseph J. Corasanti	6/01/2009 6/01/2009 10/30/2009 10/30/2009 N/A	- - - - 255,500	- - - - 255,500	- - - - 511,000	- - - - -	- - - - -	- - - - -	- 25,000 - 20,000 -	62,500 - 40,000 - -	$16.46 - $21.19 - -	$418,863 $411,500 $341,816 $423,800 -

Robert D. Shallish, Jr.	6/01/2009 6/01/2009 N/A	- - 133,226	- - 133,226	- - 266,452	- - -	- - -	- - -	- 4,000 -	10,000 - -	$16.46 - -	$ 67,018 $ 65,840 -

Joseph G. Darling	6/01/2009 6/01/2009 N/A	- - 163,200	- - 163,200	- - 326,400	- - -	- - -	- - -	- 4,000 -	10,000 - -	$16.46 - -	$ 67,018 $ 65,840 -

David A. Johnson (4)	6/01/2009 6/01/2009 N/A	- - 132,368	- - 132,368	- - 264,735	- - -	- - -	- - -	- 4,000 -	10,000 - -	$16.46 - -	$ 67,018 $ 65,840 -

Luke A. Pomilio	6/01/2009 6/01/2009 N/A	- - 132,540	- - 132,540	- - 265,079	- - -	- - -	- - -	- 4,000 -	10,000 - -	$16.46 - -	$ 67,018 $ 65,840 -

(1)
Non-Equity Incentive Compensation represents earnings under the Company’s Executive Incentive Plan.  The threshold and target compensation represents 50% of the NEO’s salary.   The maximum compensation represents 100% of all NEO’s salary.  As disclosed in CD&A, the first 30% is payable after the 2009 year, the remaining 20% is dependent upon meeting 85% of the 2010 target.  For the 2009 plan year, no payout occurred.

(2)
The amounts shown in column (i) represent the total RSUs awarded to the named executive officers.  Such awards vest over a period of five years and are valued at the market price of the stock on the date of grant.

(3)	The amounts shown in column (j) represent the total number of SARs awarded to the NEOs. These awards vest over a period of five years.

(4)	David A. Johnson resigned from the Company on March 30, 2010.

Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph J. Corasanti	67,502 42,187 112,500 125,000 125,000 125,000 37,500 - 25,000 - 12,500 - - - - -	- - - - - - 25,000(1) - 37,500(2) - 50,000(3) - 62,500(4) - 40,000(5) -	- - - - - - - - - - - - - - - -	$14.22 $21.01 $25.89 $17.74 $25.03 $31.40 $19.93 - $29.92 - $26.69 - $16.46 - $21.19 -	5/15/2011 12/18/2011 5/14/2012 5/20/2013 5/18/2014 5/17/2015 5/16/2016 - 5/17/2017 - 6/1/2018 - 6/1/2019 - 10/30/2019 -	- - - - - - - 10,000(11) - 15,000(12) - 20,000(13) - 25,000(14) - 20,000(15)	- - - - - - - $228,000 - $342,000 - $456,000 - $570,000 - $456,000	- - - - - - - - - - - - - - - -	- - - - - - - - - - - - - - - -

Robert D. Shallish, Jr.	5,504 4,502 15,005 15,000 15,000 10,000 12,000 6,000 - 4,000 - 2,000 - - -	- - - - - - 3,000(6) 4,000(7) - 6,000(8) - 8,000(9) - 10,000(10) -	- - - - - - - - - - - - - - -	$16.42 $9.17 $14.22 $25.89 $17.74 $25.03 $31.40 $19.93 - $29.92 - $26.69 - $16.46 -	5/16/2010 10/11/2010 5/15/2011 5/14/2012 5/20/2013 5/18/2014 5/17/2015 5/16/2016 - 5/17/2017 - 6/1/2018 - 6/1/2019 -	- - - - - - - - 1,600(11) - 2,400(12) - 3,200(13) - 4,000(14)	- - - - - - - - $36,480 - $54,720 - $72,960 - $91,200	- - - - - - - - - - - - - - -	- - - - - - - - - - - - - - -

Joseph G. Darling	2,000 - - -	8,000(9) - 10,000(10) -	- - - -	$26.69 - $16.46 -	6/1/2018 - 6/1/2019 -	- 6,000(20) - 4,000(14)	- $136,800 - $91,200	- - - -	- - - -

David A. Johnson (21)	2,000 - 2,000 - 2,000 - - -	6,000(16) - 8,000(17) - 8,000(9) - 10,000(10) -	- - - - - - - -	$23.32 - $27.54 - $26.69 - $16.46 -	12/27/2016 - 2/25/2018 - 6/1/2018 - 6/1/2019 -	- 6,000(18) - 6,750(19) - 3,200(13) - 4,000(14)	- $136,800 - $153,900 - $72,960 - $91,200	- - - - - - - -	- - - - - - - -

Luke A. Pomilio	10,000 15,000 10,000 12,000 6,000 - 4,000 - 2,000 - - -	- - - 3,000(6) 4,000(7) - 6,000(8) - 8,000(9) - 10,000(10) -	- - - - - - - - - - - -	$25.89 $17.74 $25.03 $31.40 $19.93 - $29.92 - $26.69 - $16.46 -	5/14/2012 5/20/2013 5/18/2014 5/17/2015 5/16/2016 - 5/17/2017 - 6/1/2018 - 6/1/2019 -	- - - - - 1,600(11) - 2,400(12) - 3,200(13) - 4,000(14)	- - - - - $36,480 - $54,720 - $72,960 - $91,200	- - - - - - - - - - - -	- - - - - - - - - - - -

(1)	Scheduled to vest in equal installments of 12,500 shares per year on May 16, 2010, and May 16, 2011.

(2)	Scheduled to vest in equal installments of 12,500 shares per year on May 17, 2010, May 17, 2011 and May 17, 2012.

(3)	Scheduled to vest in equal installments of 12,500 shares per year on June 1, 2010, June 1, 2011, June 1, 2012 and June 1, 2013.

(4)	Scheduled to vest in equal installments of 12,500 shares per year beginning on June 1, 2010 and each June 1st thereafter through 2014.

(5)	Scheduled to vest in equal installments of 8,000 shares per year beginning on June 1, 2010 and each June 1st thereafter through 2014.

(6)	Scheduled to vest on May 17, 2010.

(7)	Scheduled to vest in equal installments of 2,000 shares per year on May 16, 2010 and May 16, 2011.

(8)	Scheduled to vest in equal installments of 2,000 shares per year on May 17, 2010, May 17, 2011 and May 17, 2012.

(9)	Scheduled to vest in equal installments of 2,000 shares per year on June 1, 2010, June 1, 2011, June 1, 2012 and June 1, 2013.

(10)	Scheduled to vest in equal installments of 2,000 shares per year on June 1, 2010 and each June 1st thereafter through 2014.

(11)	Scheduled to vest in equal installments of 5,000 units per year for Mr. J. Corasanti and 800 units per year for Mr. Shallish and Mr. Pomilio on May 16, 2010 and May 16, 2011.

(12)	Scheduled to vest in equal installments of 5,000 units per year for Mr. J. Corasanti and 800 units per year for Mr. Shallish and Mr. Pomilio on May 17, 2010, May 17, 2011 and May 17, 2012.

(13)
Scheduled to vest in equal installments of 5,000 units per year for Mr. J. Corasanti and 800 units per year for Mr. Shallish, Mr. Johnson, and Mr. Pomilio on June 1, 2010, June 1, 2011, June 1, 2012 and June 1, 2013.

(14)
Scheduled to vest in equal installments of 5,000 shares per year for Mr. J. Corasanti and 800 units per year for Mr. Shallish, Mr. Darling, Mr. Johnson, and Mr. Pomilio beginning on June 1, 2010 and each June 1st thereafter through 2014.

(15)	Scheduled to vest in equal installments of 4,000 shares per year beginning on June 1, 2010 and each June 1st thereafter through 2014.

(16)	Scheduled to vest in equal installments of 2,000 units per year on February 1, 2010, February 1, 2011 and February 1, 2012.

(17)	Scheduled to vest in equal installments of 2,000 units per year on February 25, 2010, February 25, 2011, February 25, 2012, and February 25, 2013.

(18)	Scheduled to vest in equal installments of 750 units per year on each February 1st from 2010 to 2017.

(19)	Scheduled to vest in equal installments of 750 units per year on each February 25th from 2010 to 2018.

(20)	Scheduled to vest in equal installments of 1,500 units per year on June 1, 2010, June 1, 2011, June 1, 2012 and June 1, 2013.

(21)	David A. Johnson resigned from the Company on March 30, 2010.

Option Exercises and Stock Vested

(a)	(b)	( c)	(d)	(e)
	Option Awards (1)		Stock Awards (3)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (4)
Joseph J. Corasanti	37,501	$183,141	15,000	$225,600

Robert D. Shallish, Jr.	0	$0	2,400	$36,096

Joseph G. Darling	0	$0	1,500	$24,690

David A. Johnson (5)	0	$0	2,300	$35,991

Luke A. Pomilio	0	$0	2,400	$36,096

(1)	Amount relates to stock option and SAR exercises during 2009.

(2)	Calculated by multiplying the number of shares purchased by the difference between the exercise price and the market price of CONMED Corporation common stock on the date of exercise.

(3)	Amount relates to the RSUs vested during 2009.

(4)	Calculated by multiplying the number of shares vested by the market price of the CONMED Corporation common stock on the date of issuance.

(5)	David A. Johnson resigned from the Company effective March 30, 2010.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the CONMED Corporation Retirement Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  Information regarding the Retirement Pension Plan can be found under the heading “Retirement Pension Plan” in the CD&A.

(a)	(b)	( c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During the Last Fiscal Year ($)

Joseph J. Corasanti	CONMED Corporation Retirement Pension Plan	15	$144,882	$0

Robert D. Shallish, Jr.	CONMED Corporation Retirement Pension Plan	18	$479,693	$0

Joseph G. Darling	CONMED Corporation Retirement Pension Plan	1	$15,803	$0

David A. Johnson	CONMED Corporation Retirement Pension Plan	2	$20,722	$0

Luke A. Pomilio	CONMED Corporation Retirement Pension Plan	12	$114,632	$0

Non-Qualified Deferred Compensation (1)

The table below shows the Company contributions and aggregate earnings related to the deferred compensation.  Deferred compensation is provided to Mr. J. Corasanti as described in his employment agreement.  Refer to the section title “CEO Employment Agreement” in CD&A for further details.

(a)	(b)	( c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Joseph J. Corasanti	$0	$150,000	$127,186	$0	$1,801,051

Robert D. Shallish, Jr.	$0	$0	$0	$0	$0

Joseph G. Darling	$0	$0	$0	$0	$0

David A. Johnson	$0	$0	$0	$0	$0

Luke A. Pomilio	$0	$0	$0	$0	$0

(1)
Amount included above is payable over a period of up to 120 months with interest and includes annual contributions of $150,000 for 2007, 2008, and 2009 and above market interest of $41,765, $51,850, and $45,659 for 2007, 2008 and 2009, respectively, which were included in compensation in the respective years.

Potential Payments on Termination or Change-in-Control

Termination/No Change In Control

The table below represents the earnings Mr. J. Corasanti would receive if terminated on December 31, 2009 and no change in control had occurred.  The table assumes the termination occurred without just cause (as defined in the CEO Employment Agreement).  The table below also represents the earnings Mr. Darling would receive if terminated prior to May 1, 2010 without cause.

Name	Salary Continuation or Severance ($)	Benefits or Perquisites ($)	Pension Benefit ($)	Enhanced Pension Benefit ($)	Deferred Compensation ($)	Accelerated Option/SAR Vesting ($)	Accelerated RSU Vesting ($)	Total
Joseph J. Corasanti (1)	$4,816,508 (2)	$1,296,050(3)	$144,882(4)	$0(5)	$1,801,052(6)	$165,215(7)	$552,687(7)	$8,776,394

Joseph G. Darling (8)	$326,400	$0	$0	$0	$0	$0	$0	$326,400

(1)
Mr. Corasanti is entitled to earnings upon termination as defined in his employment agreement.  If Mr. Corasanti were terminated with just cause, he would be entitled to salary and benefits through the end of the month of termination, payment of deferred compensation as defined in his employment agreement and an additional pro rata amount of such deferred compensation for the year of termination.

(2)	Amount represents five multiplied by the sum of salary and the average of bonus, deferred compensation, and incentive compensation earned over the past three years.

(3)	Amount includes the present value total of all life time benefits (including life and health insurance) and the present value of total perquisites for three years.

(4)	Amount represents the accumulated pension benefit earned as of December 31, 2009.

(5)
Effective May 14, 2009, the Retirement Pension Plan was frozen.   No additional benefit will accrue after this date, therefore Mr. Corasanti is not entitled to any enhanced pension benefit. Refer to the heading “Retirement Pension Plan” in the CD&A for further information.

(6)	Amount represents the undiscounted value of deferred compensation as of December 31, 2009. This amount would be payable over a period up to 120 months with interest.

(7)
Reflects the increase in the present value of these awards resulting from the acceleration of the vesting date and elimination of the risk of forfeiture calculated in accordance with Internal Revenue Code Section 280G.

(8)
Mr. Darling is entitled to earnings upon termination as defined in his Executive Severance Agreement.  If Mr. Darling were terminated without just cause in the first two years of this Agreement, he would be paid 12 months of his current salary.

All other NEOs are subject to the severance policy applicable to all eligible employees.  This policy allows for 1½ weeks of severance pay for each year of service, not to exceed 26 weeks.

Termination/Change In Control

This table includes amounts payable as a result of a termination following a change in control.  A change in control is defined generally as an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors.  Change in control benefits are provided in accordance with each NEO’s Change in Control Agreement and in the case of Mr. Darling his Executive Severance Agreement.

Name	Salary Continuation or Severance ($)	Benefits or Perquisites ($)	Pension Benefit ($)	Enhanced Pension Benefit ($)	Deferred Compensation ($)	Accelerated Option/SAR Vesting ($) (7)	Accelerated RSU Vesting ($) (7)	Section 280G Gross-Up ($) (8)	Total
Joseph J. Corasanti (1)	$4,816,508	$1,296,050	$144,882 (4)	$0 (5)	$1,801,052 (6)	$165,215	$552,687	$3,726,493	$12,502,887

Robert D. Shallish, Jr.	$1,395,996 (2)	$60,529 (3)	$0	$0	$0	$22,911	$63,481	$0	$1,542,917

Joseph G. Darling (9)	$489,600	$0	$0	$0	$0	$0	$0	$0	$489,600

David A. Johnson (10)	$1,333,205 (2)	$119,547 (3)	$0	$0	$0	$21,680	$210,752	$745,857	$2,431,041

Luke A. Pomilio	$1,281,749 (2)	$110,129 (3)	$0	$0	$0	$22,911	$63,481	$0	$1,478,270

(1)
Mr. J. Corasanti would receive the same payments and benefits as if he were terminated without just cause according to his employment agreement, except he would also receive the Section 280G Gross-up.  This is because the employment agreement has more favorable payments and benefits than his Change in Control Agreement and therefore supersedes the Change in Control Agreement.

(2)
Amount represents highest annual non-equity incentive plan compensation earned over the past three completed fiscal years plus three multiplied by the sum of the highest salary earned over the past twelve months and highest annual non-equity incentive plan compensation earned over the past three completed fiscal years.

(3)	Amount includes the present value of medical, dental, disability, long-term care (as applicable) and life insurance and total perquisites for three years.

(4)	Amount represents the accumulated pension benefit earned by Mr. J. Corasanti as of December 31, 2009.

(5)
Effective May 14, 2009, the Retirement Pension Plan was frozen.   No additional benefit will accrue after this date, therefore Mr. Corasanti is not entitled to any enhanced pension benefit. Refer to the heading “Retirement Pension Plan” in the CD&A for further information.

(6)	Amount represents the undiscounted value of deferred compensation as of December 31, 2009 for Mr. J. Corasanti. This amount would be payable over a period up to 120 months with interest.

(7)
Reflects the increase in the present value of these awards resulting from the acceleration of the vesting date and elimination of the risk of forfeiture calculated in accordance with Section 280G of the Code.

(8)
Compensation and benefits in excess of three times compensation may be subject to a non-deductible 20% excise tax under Section 280G of the Code.  To assure that the actual economic value of change in control benefits is equivalent for all participants, the program provides for a gross-up of this tax to the extent that the amounts giving rise to the excise tax are greater than 10% of the “golden parachute” safe-harbor amount. Amounts in this column estimate the tax gross-up assuming a change in control date of December 31, 2009 at a stock price of $22.80 per share.

As noted in the table above, Mr. Shallish and Mr. Pomilio’s amounts payable did not include a gross-up amount.  According to their Change in Control Severance Agreements, if the Executive were entitled to a gross-up payment, but the payments would not be subject to an excise tax if the payments were reduced by an amount that is less than 10% of the portion of payments that would be treated as “parachute payments” under Section 280G of the Code, then the amount payable to the Executive under the agreement would be reduced to the maximum amount that could be paid to the Executive without giving rise to the excise tax.  Mr. Shallish and Mr. Pomilio’s “Salary Continuation or Severance” amounts would be reduced by $93,396 and $135,896 respectively, which would result in no excise tax being due and therefore no gross-up amount is payable.

(9)
Mr. Darling is entitled to earnings upon a change in control of CONMED Linvatec Corporation as defined in his Executive Severance Agreement.  If CONMED Linvatec Corporation is sold or all assets are transferred and Mr. Darling’s title of President and comparable responsibilities were taken away upon such change in control, or Mr. Darling were terminated upon the change in control, Mr. Darling is entitled to payment of his salary then in effect for eighteen months.

(10)	David A. Johnson resigned from the Company on March 30, 2010.

Director Compensation

The Company uses a mix of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors.  Director compensation consists of a mix of three components:  (i) an annual retainer for non-executive directors; (ii) per-meeting fees which vary based on whether the meeting is a full Board of Directors meeting or a limited or so-called “phone” meeting, Committee membership and whether the director is a member of the Committee or the chair of the Committee; and (iii) equity compensation for non-employee directors.

Listed below are three tables showing:  (i) the Director Fee Plan, which shows how directors are paid and how directors are expected to be paid in 2010 and thereafter following the Annual Shareholder Meeting; (ii) the Fees Paid to Directors, showing the amounts actually paid to directors in 2009 based on the Directors Fee Plan; and (iii) the Committee membership and structure of the Board of Directors.

Pursuant to the Company's Corporate Governance Principles, the Compensation Committee and the full Board of Directors review director fees every three years.  During 2009, the Compensation Committee retained the independent consulting firm Towers Watson & Co. to perform a market analysis of director compensation compared to the Company's list of peer companies.  This analysis showed that the Company's director fees were approximately 50% less than the 25th percentile of fees paid to peer companies.  As a result, after consultation with management, the Board intends to increase director fees in stages over two years in the manner indicated below.  These changes are expected to result in director compensation being below the median for the peer companies when the second stage of the proposed director fee plan is implemented in 2011.

The Director Fee Plan shows the current compensation policy with respect to director fees, as well as the compensation policy the Company expects to implement following the 2010 Annual Shareholders Meeting for the directors elected at that time.

		Existing Director Fee Plan	2010 (Proposed to be effective after the Shareholder Meeting)	2011 (Proposed to be effective after the Shareholder Meeting)
Annual Retainers
(Paid Quarterly)	Directors (Non-Executive only)	$25,000	$40,000	$45,000
	Lead Independent Director	$25,000	$50,000	$60,000
	Chairman (None if executive officer)	$50,000 (two times the director fee)	$80,000 (two times the director fee)	$90,000 (two times director fee)
	Audit Committee Chair	N/A	$25,000	$30,000
	Audit Committee Member	N/A	$12,500	$15,000
	Governance/ Compensation Chair	N/A	$10,000	$15,000
	Governance/ Compensation Committee Member	N/A	$5,000	$7,500

Equity	Non-employee directors only	1,000 RSUs 5 year vest	2,000 RSUs 1 year vest	3,000 RSUs 1 year vest

		2,500 SARs	1,000 SARs	1,000 SARs
		5 year vesting	1 year vesting	1 year vesting

Per Meeting Fees	Board Chair	$2,500 (in person)	N/A	N/A
		$1,500 (by phone)	N/A	N/A

	Board Member	$1,500 (in person)	N/A	N/A
		$500 (by phone)	N/A	N/A

	Audit Committee
	Chair	$2,000	N/A	N/A
	Member	$1,000	N/A	N/A

	Compensation Committee
	Chair	$1,000	N/A	N/A
	Member	$500	N/A	N/A

	Corporate Governance Committee
	Chair	$1,000	N/A	N/A
	Member	$500	N/A	N/A

Cash Compensation Paid to Directors

For 2009, each non-executive director received an annual retainer of $25,000 and the Chairman received a $50,000 annual retainer.  In addition, each board member received $1,500 per meeting attended in person and $500 per meeting attended by phone or a limited meeting.  The Chairman received $2,500 per meeting attended in person and $1,500 per meeting attended by phone or a limited meeting.  The Chairman of the Audit Committee received $2,000 per meeting and its members received $1,000 per meeting.  The Chairmen of the Compensation Committee and the Corporate Governance and Nominating Committee each received $1,000 per meeting and the respective committee members receive $500 per meeting.     Following the 2010 Annual Shareholder Meeting, the Directors will be paid in accordance with the above chart.

Equity Compensation Awarded to Directors

Through 2009, each non-employee director received 1,000 RSUs and 2,500 SARs annually.  This equity compensation vests at 20% per year but upon termination of service, if a director has completed one year of service, the RSUs and SARs will vest immediately.  Subsequent to the 2010 Annual Shareholder Meeting, directors will receive 2,000 RSUs and 1,000 SARs in 2010 which vest in one year.  In 2011, directors will receive 3,000 RSUs and 1,000 SARs, annually, which vest in one year.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eugene R. Corasanti	$65,000	$0	$0	$0	$0	$0	$65,000

Joseph J. Corasanti	$0	$0	$0	$0	$0	$0	$0

Bruce F. Daniels	$55,000	$16,460	$16,755	$0	$0	$0	$88,215

Jo Ann Golden	$42,000	$16,460	$16,755	$0	$0	$0	$75,215

Stephen M. Mandia	$42,500	$16,460	$16,755	$0	$0	$0	$75,715

Stuart J. Schwartz	$46,000	$16,460	$16,755	$0	$0	$0	$79,215

Mark E. Tryniski	$44,000	$16,460	$16,755	$0	$0	$0	$77,215

(1)
Amounts in this column reflect the grant date fair value of RSUs in accordance with Compensation – Stock Compensation Topic of the FASB ASC.  The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to Company’s 2009 Annual Report on Form 10-K (available at http://www.conmed.com).

(2)
Amounts in this column reflect the grant date fair value of SARs in accordance with Compensation – Stock Compensation Topic of the FASB ASC. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2009 Annual Report on Form 10-K.

(3)	Below is a summary of the stock options & SARs and RSUs outstanding for non-employee Directors.

Name	Option Awards Outstanding (#)	Stock Awards Outstanding (#)
Bruce F. Daniels	12,000	2,400

Jo Ann Golden	12,000	2,400

Stephen M. Mandia	16,500	2,400

Stuart J. Schwartz	12,000	2,400

Mark E. Tryniski	7,500	2,400

Vice Chairman Employment Agreement

In addition to Mr. Eugene Corasanti’s role as Chairman of the Board, the Company entered into an employment agreement with him effective January 1, 2007 pursuant to which he also serves as a Vice Chairman available to advise the Chief Executive Officer and to perform such other duties as required by the CEO and/or Board of Directors.  Mr. E. Corasanti’s salary is at least $104,000 per year, and he also receives such equity compensation as may be granted by the Compensation Committee of the Board of Directors.  Starting in 2007, Mr. E. Corasanti also began receiving the accrued deferred compensation benefit that he would otherwise have received had he retired as of December 31, 2006.  The deferred compensation payout is being paid over ten years and is valued at $4,863,307 as of December 31, 2009.  In addition, Mr. E. Corasanti is entitled to certain benefits under his prior employment agreement, including health insurance, pension, disability and other benefits generally available to all Company employees, as well as the continuation of certain perquisites such as an automobile allowance, club memberships and life and health insurance benefits during Mr. E. Corasanti’s life and the life of his wife.

Prior to December 31, 2001, the Company had paid all premiums on certain split-dollar life insurance policies with face amounts totaling $1,647,269 for the benefit of Mr. E. Corasanti. The Company has not paid or accrued premiums since fiscal year 2001. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. E. Corasanti, and at December 31, 2009, the aggregate amount due the Company from Mr. E. Corasanti related to these split-dollar life insurance policies is $281,272. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. E. Corasanti’s death and the balance of the policy will be paid to his estate or beneficiaries.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION;
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board of Directors, which is presently composed of Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, Jo Ann Golden, Stuart J. Schwartz, Stephen M. Mandia and Mark E. Tryniski establishes the compensation plans and specific compensation levels for Joseph J. Corasanti directly (with Messrs. E. Corasanti and J. Corasanti abstaining) and for other executive officers through the Compensation Committee, and administers the Company’s equity incentive plans through the Compensation Committee. Eugene R. Corasanti is the Chairman of the Board of Directors.  Joseph J. Corasanti, the President and Chief Executive Officer of the Company, also serves as a director of the Company, an officer of several of the Company’s subsidiaries and is the son of Eugene R. Corasanti.

The Company employs the following persons who are related to certain officers of the Company in the manner indicated below. Employees who are related to officers and/or directors whose total compensation is less than $120,000 are not listed below.

Employee Name and Position	Officer(s) and/or Director(s) to whom Employee is Related	Relationship of Employee to Officer
David Corasanti, Marketing Manager, Endosurgery	Eugene R. Corasanti	Son
	Joseph J. Corasanti	Brother

Alan Rust, Corporate Distribution Director	William W. Abraham	Son-in-law

Compensation for the above-referenced employees, consisting solely of salary and bonus, ranged from $143,000 to $151,000 during 2009.

During 2009, the Company made aggregate payments of $44,400 to George A. Nole & Son, Inc., a construction company, in connection with certain renovations being made to the Company’s headquarters in Utica, New York. The sole shareholder of George A. Nole & Son, Inc., a New York corporation, is Angelo Nole, who is the brother-in-law of Eugene R. Corasanti. The contracts were awarded following a competitive bidding process. This work was pre-approved pursuant to the procedures of the Audit Committee.

In March, 2003, the Audit Committee adopted a written charter specifying that it would pre-approve all transactions in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.  The charter requirement was incorporated into a policy in November 2003 under which requests for pre-approvals can be submitted to the Chair of the Audit Committee for pre-approval, with the Chair to report any such pre-approvals at the next scheduled meeting of the Audit Committee.   Under the policy, such related-person transactions must be approved or ratified by the Audit Committee.  Further, any related-party transaction in which the projected spending is over $50,000 requires management to secure competitive bids to ensure that any proposal is reasonable with respect to costs.  The Committee may also determine that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board.  Related persons include any of our directors or executive officers and their family members.

In considering whether to approve or ratify any related-person transaction, the chair or Committee, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to: the size of the transaction and the amount payable to or receivable from a related person; the nature of the interest of the related person in the transaction; the Company’s prior dealings, if any, with the related party; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related-person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware.

INSURANCE FOR DIRECTORS AND OFFICERS

The Company has entered into directors’ and officers’ insurance policies with St. Paul Mercury Insurance Company, Federal Insurance Company, RSUI Group, Inc. and Liberty Mutual covering the period from March 31, 2009 through May 31, 2010 at a total cost of $419,740 which covers directors and officers of the Company and its subsidiaries.

ANNUAL REPORT

The annual report for the fiscal year ended December 31, 2009, including financial statements, is being furnished with this proxy statement to shareholders of record on March 31, 2010. The annual report does not constitute a part of the proxy soliciting material and is not deemed “filed” with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 31, 2010, by each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee director, by each of the NEOs and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Eugene R. Corasanti (1)	420,439	1.38
Joseph J. Corasanti (2)	752,352	2.47
Bruce F. Daniels (3)	8,562	*
Joseph Darling (4)	3,103	*
Jo Ann Golden (5)	9,562	*
Stephen M. Mandia (6)	17,250	*
Luke A. Pomilio (7)	74,192	*
Stuart J. Schwartz (8)	9,275	*
Robert D. Shallish, Jr. (9)	109,421	*
Mark E. Tryniski (10)	5,500	*
Directors and executive officers as a group (14 persons) (11)	1,605,204	5.26
Heartland Advisors, Inc. (12) 789 North Water Street Milwaukee, WI 53202	1,708,100	5.60
Artisan Partners Holdings LP (13) 875 East Wisconsin Ave. Suite 800 Milwaukee, WI 53202	1,818,000	5.96
Dimensional Fund Advisors LP (14) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,454,883	8.05
BlackRock, Inc. (15) 40 East 52nd Street New York, NY 10022	2,748,484	9.01

Unless otherwise set forth above, the address of each of the above listed shareholders is c/o

CONMED Corporation, 525 French Road, Utica, New York 13502

•	*	Less than 1%.

(1)
Includes 299,500 options and SARs exercisable within 60 days, and 5,200 RSUs vesting within 60 days. Also includes 8,787 shares owned beneficially by the wife of Eugene R. Corasanti.  Eugene R. Corasanti disclaims beneficial ownership of these shares.

(2)
Includes 697,189 options and SARs, exercisable within 60 days, and 10,000 RSUs vesting within 60 days.  Also includes 750 shares owned beneficially by the wife and 1,050 shares owned beneficially by the children of Joseph J. Corasanti.  Joseph J. Corasanti disclaims beneficial ownership of these shares.  Joseph J. Corasanti is the son of Eugene R. Corasanti.

(3)
Includes 7,000 options and SARs exercisable within 60 days and 400 RSUs vesting within 60 days.  Also includes 562 shares owned beneficially by the wife of Bruce F. Daniels.  Bruce F. Daniels disclaims beneficial ownership of these shares.

(4)	Includes 2,000 SARs exercisable within 60 days.
(5)	Includes 7,000 options and SARs exercisable within 60 days and 400 RSUs vesting within 60 days.
(6)	Includes 11,500 options and SARs exercisable within 60 days and 400 RSUs vesting within 60 days.
(7)	Includes 66,000 options and SARs exercisable within 60 days, and 1,600 RSUs vesting within 60 days.
(8)	Includes 7,000 options and SARs exercisable within 60 days and 400 RSUs vesting within 60 days.
(9)
Includes 86,005 options and SARs exercisable within 60 days, and 1,600 RSUs vesting within 60 days.  Also includes 1,217 shares owned beneficially by a trust in which Robert D. Shallish, Jr. is Trustee.  Robert D. Shallish, Jr. disclaims beneficial ownership of these shares.

(10)	Includes 2,500 SARs exercisable within 60 days, and 400 RSUs vesting within 60 days.
(11)
Includes 1,315,958 options and SARs exercisable within 60 days and 22,800 RSUs vesting within 60 days held by the Directors, NEOs and the executive officers of the Company.  Such 1,338,758 shares are equal to approximately 4.39% of the Common Stock outstanding. As of March 31, 2010 the Company’s directors and executive officers as a group (14 persons) are the beneficial owners of 266,446 shares which is approximately 0.87% of the Common Stock outstanding.

(12)
A Schedule 13G filed with the SEC by Heartland Advisors, Inc. on February 10, 2010 indicates beneficial ownership of 1,708,100 shares of Common Stock by virtue of having shared voting power over 1,707,500 shares of Common Stock and shared power to dispose of 1,708,100 shares of Common Stock in its role as investment advisors for certain funds.

(13)
A Schedule 13G filed with the SEC by Artisan Partners Holdings LP on February 11, 2010 indicate that Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc, Andrew A. Ziegler, and Carlene M. Ziegler beneficially own 1,818,000 shares of Common Stock by virtue of having shared voting power over 1,662,600 shares of Common Stock, and shared power to dispose of 1,818,000 shares of Common Stock in their role as investment advisors for certain funds.

(14)
An Amendment to a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 10, 2010 indicates beneficial ownership of 2,454,883 shares of Common Stock by virtue of having sole power to vote over 2,427,548 shares and sole power to dispose of 2,454,883 of Common Stock.

(15)
An Amendment to Schedule 13G filed with the SEC by BlackRock, Inc. on January 20, 2010 indicates beneficial ownership of 2,748,484 shares of Common Stock by virtue of having sole voting power over 2,748,484 shares of Common Stock and sole power to dispose of 2,748,484 shares of Common Stock in its role as investment advisor for certain funds.

On March 31, 2010, there were 925 shareholders of record of the Company’s Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, and furnished to the Company pursuant to Rule 16a-3(c) thereunder, each person who, at any time during its fiscal year ended December 31, 2009, was a director, officer or beneficial owner of more than 10% of the Company’s Common Stock that failed to file on a timely basis any such reports. Based on such reports, the Company is not aware of any such failure to file on a timely basis any such reports by any such person that has not previously been disclosed, except as follows: (1) A Form 4 for David A. Johnson for a December 9, 2009 trade was not filed until February 9, 2010.

EXHIBIT A

AMENDED AND RESTATED 2007 Non-Employee Director
Equity Compensation Plan of CONMED Corporation

The Amended and Restated 2007 Non-Employee Director Equity Compensation Plan of CONMED Corporation (this “Plan”) is established to attract and retain highly qualified individuals who are not current or former employees of CONMED Corporation (the “Company”) as members of the Board of Directors of the Company and to enable them to increase their ownership in the common stock, par value $0.01 per share, of the Company (the “Common Stock”).  This Plan will be beneficial to the Company and its stockholders because it will allow these directors to have a greater personal financial stake in the Company through the ownership of the Common Stock, in addition to underscoring their common interest with stockholders in increasing the long-term value of the Common Stock.

Article 1.    DEFINITIONS

“Award” means an award made pursuant to the Plan as described in Section 5.

“Award Agreement” means the written document by which each Award is evidenced.

“Board” means the Board of Directors of the Company.

“Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

“Committee” means the Compensation Committee of the Board of Directors, as described in Section 2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations thereunder.

“Fair Market Value” means, with respect to a share of Common Stock on any day, the closing price of the Common Stock on the principal securities exchange on which the shares of Common Stock are then traded, or, if not traded, the price set by the Committee.

“Non-Employee Directors” has the meaning ascribed in Section 3.

“Prior Plan” means the 2007 Non-Employee Director Equity Compensation Plan.

Article 2.    PLAN ADMINISTRATION

2.1           Committee.  The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors.  Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid.  The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee).

2.2           Authority.  The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and all Award Agreements, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) amend the Plan to reflect changes in applicable law, (vii) grant Awards and determine who shall receive

Awards, (viii) amend any outstanding Award Agreement to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, or to waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or reflect a change in the grantee’s circumstances, and (ix) determine whether, to what extent and under what circumstances and method or methods (A) Awards may be (1) settled in cash, shares of Common Stock, other securities, other Awards or other property, (2) exercised or (3) canceled, forfeited or suspended (including, without limitation, canceling underwater stock appreciation rights without any payment to the grantee), (B) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the grantee thereof or of the Committee and (C) Awards may be settled by the Company, any of its subsidiaries or affiliates or any of its or their designees.  Other than as provided in Section 4(b), the Committee shall not be permitted to reduce the reference price of a stock appreciation right after such Award has been granted.

2.3           Actions.  Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically).  Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.  The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.  The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities.

2.4           Board Authority.  Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan.  The Board shall have all of the authority and responsibility granted to the Committee herein.

2.5           No Liability.  No member of the Board or the Committee or any employee of the Company or its subsidiaries or affiliates (each such person, a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.  Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

Article 3.    ELIGIBILITY

All members of the Board who are not current or former employees of the Company or any of its subsidiaries (“Non-Employee Directors”) are eligible to participate in this Plan.

Article 4.    SHARES AVAILABLE

4.1           Number of Shares Available.  Subject to adjustment pursuant to Section 4(b), the total number of shares of Common Stock which may be delivered pursuant to Awards granted under the Plan shall not exceed 125,000 shares plus the number of shares of Common Stock that remain available for issuance under the Prior Plan as of the effective date of this Plan.  No further grants may be made under the Prior Plan after the effective date of this Plan.  If any Award under this Plan (or any award granted under the Prior Plan) is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock or shares of Common Stock are surrendered or withheld from any Award under this Plan (or any award granted under the Prior Plan) to satisfy a grantee’s income tax or other withholding obligations, then the shares covered by such forfeited, terminated or canceled Award (or award under the Prior Plan) or which are equal to the number of shares surrendered or withheld shall become available to be delivered pursuant to Awards granted or to be granted under this Plan.  Shares of Common Stock which may be delivered pursuant to Awards may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or otherwise acquired for the purposes of the Plan.

4.2           Recapitalization Adjustment.  In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Common Stock such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof, then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of shares of Common Stock covered by such outstanding Award, the type of property to which the Award is subject and the reference price of such Award).

Article 5.    TYPES OF AWARDS

5.1           Stock Appreciation Rights.

(a)           Grant.  The Committee may grant stock appreciation rights in reference to shares of Common Stock, in such amounts and subject to such terms and conditions as the Committee may determine.  The form, terms and conditions of each stock appreciation right shall be determined by the Committee and shall be set forth in an Award Agreement.  Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such stock appreciation rights as well as the conditions or circumstances upon which such stock appreciation rights may be accelerated, extended, forfeited or otherwise modified.

(b)           Price.  The price referenced by each stock appreciation right shall be fixed by the Committee at the time such Award is granted, but in no event shall it be less than the Fair Market Value of a share of Common Stock on the date on which the Award is granted.  Such exercise price shall thereafter be subject to adjustment pursuant to Section 4(b) hereof.

(c)           Exercise.  After receiving notice from the grantee of the exercise of a stock appreciation right for which payment will be made by the Company partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of the Plan or any Award Agreement, deliver the shares of Common Stock.

(d)           Duration.  The duration of any stock appreciation right granted under this Plan shall be for a period fixed by the Committee but shall in no event be more than ten (10) years.

5.2           Restricted Stock Units.  The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee shall determine.  A grantee of a restricted stock unit will have only the rights of a general unsecured creditor of the Company until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement.  On the delivery date, the grantee of each restricted stock unit not previously forfeited shall receive one share of Common Stock, or cash, securities or other property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

5.3           Award Agreements.  Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions and conditions as the Committee deems appropriate.  By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

Article 6.    AWARD GRANTS

6.1           Automatic Annual Grants.  Each year on the first business day following the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), each individual elected, reelected or continuing as a Non-Employee Director shall automatically receive stock appreciation rights covering 2,500 shares of Common Stock and 1,000 restricted stock units; provided, however, that the grant after the 2010 Annual Meeting shall be stock appreciation rights covering 1,000 shares of Common Stock and 2,000 restricted stock units and the grant after the 2011 Annual Meeting and subsequent Annual Meetings shall be stock appreciation rights covering 1,000 shares of Common Stock and 3,000 restricted stock units.  In each case, such Awards shall vest no earlier than  the first anniversary of such date (provided that such Awards may be subject to additional restrictions as  contained in an Award Agreement). 1  Such stock appreciation rights shall have a reference price equal to the Fair Market Value of a share of Common Stock on the date of grant.

6.2           Grants to Newly Appointed Non-Employee Directors.  The Board may make other grants of Awards to Non-Employee Directors who are appointed to the Board outside of the context of an election at the Company’s Annual Meeting of Stockholders (grants under this Section 6(b) shall only be in connection with such appointment).

Article 7.    TERMINATION OF SERVICE

Upon termination of service as a Non-Employee Director, such grantee’s Awards of stock appreciation rights which are vested shall be exercisable at any time prior to the expiration date of the stock appreciation rights or within one year after the date of such termination, whichever is the shorter period.  Upon termination of service as a Non-Employee Director, the shares of Common Stock underlying such grantee’s Awards of restricted stock units which are then vested shall be delivered to the grantee.  Unless otherwise specified in an Award Agreement, any unvested stock appreciation rights or restricted stock units shall terminate upon the termination of a grantee’s service as a Non-Employee Director.

Article 8.      NO RIGHTS AS A SHAREHOLDER

No grantee of an Award (or other person having rights pursuant to an Award) shall have any of the rights of a shareholder of the Company with respect to shares of Common Stock subject to an Award until the delivery of such shares.  Except as otherwise provided in Section 4(b), no adjustments shall be made for dividends or distributions (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) on, or other events relating to, shares of Common Stock subject to an Award for which the record date is prior to the date such shares are delivered.

Article 9.    AMENDMENT OF THIS PLAN

The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, provided, however, that, no amendment shall materially adversely affect a grantee without such person’s prior written consent.

Article 10.     TAX WITHHOLDING

If the Company shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company shall be entitled to deduct or withhold such amounts from any payments (including, without limitation shares of Common Stock which would otherwise be issued to the grantee pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the grantee.

Article 11.    REQUIRED CONSENTS AND LEGENDS

If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action being hereinafter referred to as a “plan action”), then such plan action shall not be taken, in whole or in part, unless and until

1 Note:	The one-year cliff vesting would be set forth in the Award Agreement.

such consent shall have been effected or obtained to the full satisfaction of the Committee.  The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop order against any legended shares.  The term “consent” as used herein with respect to any plan action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the grantee to (i) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (ii) the Company, or its applicable subsidiary or affiliate, deducting amounts from the grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company, or its applicable subsidiary or affiliate, for advances made on the grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (iii) the Company imposing lockup conditions, sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee.  Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

Article 12.    RIGHT OF OFFSET

The Company and its subsidiaries and affiliates shall have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts the grantee then owes to the Company or its subsidiaries or affiliates.

Article 13.    NONASSIGNABILITY

Except to the extent otherwise expressly provided in the applicable Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated, fractionalized, hedged or otherwise disposed of (including through the use of any cash-settled instrument), whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.  Notwithstanding the preceding sentence, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a grantee to transfer any Award to any person or entity that the Committee so determines.  Any sale, transfer, assignment, pledge, hypothecation, fractionalization, hedge or other disposition in violation of the provisions of this Section 13 shall be void.  All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any such permitted successors and assigns.

Article 14.    COMPLIANCE WITH SEC REGULATIONS

It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act.  If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void.  All actions with respect to Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder.  To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Exchange Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Awards granted thereunder to the Rule’s requirements.

Article 15.    CHANGE IN CONTROL

15.1           In the event of a Change in Control, as hereinafter defined, (i) each stock appreciation right shall be deemed fully vested and exercisable, (ii) the restrictions applicable to all restricted stock units shall lapse and such restricted stock units shall be deemed fully vested, (iii) all performance conditions shall be deemed satisfied in full, and (iv) all restricted stock units shall be paid in cash if so specified by the Committee.  The amount of any cash payment in respect of a restricted stock unit shall be equal to:  (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common

Stock or (B) in the event the Change in Control is the result of any other occurrence, the aggregate per share value of Common Stock as determined by the Committee at such time.  The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

15.2           A “Change in Control” shall mean the occurrence of any one of the following events:  (i) any “person” (as such term is defined in Section 3(A)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this clause (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Control Transaction (as defined in clause (iii) below); (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of the period, whose election or nomination for election was approved by a vote (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) of at least three-quarters of the Incumbent Directors who remain on the Board, including those directors whose election or nomination for election was previously so approved, shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company (or any such type of transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for the transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting powers of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such business Combination)) immediately following the consummation of the Business Combination becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions in clauses (A), (B) and (C) is referred to hereunder as a “Non-Control Transaction”); or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of its assets.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

Article 16.    INTERNAL REVENUE CODE SECTION 409A

It is the Company’s intent that the Plan and Awards granted hereunder comply with or be exempt from the requirements of Internal Revenue Code Section 409A (“Section 409A”) and that this Plan and Awards Agreements be administered and interpreted accordingly.  If and to the extent that any payment or benefit under this Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to a Non-Employee Director by reason of the Non-Employee Director’s termination of service, then (a) such payment or benefit shall be made or provided to the Non-Employee Director only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Non-Employee Director is deemed to be a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment or benefit shall be made or provided on the date that is six months and one day after the date of the Non-Employee Director’s separation from service (or earlier death).  Any amount not paid in respect of the six-month period specified in the preceding sentence will be paid to the Non-Employee Director in a lump sum on the date that is six months and one day after the Non-Employee Director’s separation from service (or earlier death).  Each payment made under the Plan shall be deemed to be a separate payment for purposes of Section 409A.  If and to the extent that any Award is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and such Award is payable to a Non-Employee Director upon a Change in Control, then no payment shall be made pursuant to such Award unless such Change in Control constitutes a “change in the ownership of the corporation”, “a change in effective control of the corporation”, or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A; provided that if such Change in Control does not constitute a “change in the ownership of the corporation”, “a change in effective control of the corporation”, or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A, then the Award shall still fully vest upon such Change in Control, but shall be payable upon the original schedule contained in the Award.  Neither the Company nor its affiliates shall have any liability to any Non-Employee Director, Non-Employee Director’s spouse or other beneficiary of any Non-Employee Director’s spouse or other beneficiary of any Non-Employee Director or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A.

Article 17.    NO THIRD PARTY BENEFICIARIES

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of the Award any rights or remedies thereunder; provided that the exculpation and indemnification provisions of Section 2(e) shall inure to the benefit of a Covered Person’s estate, beneficiaries and legatees.

Article 18.    SUCCESSORS AND ASSIGNS

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

Article 19.    GOVERNING LAW

This Plan and all rights and obligations under this Plan shall be construed in accordance with and governed by the laws of the State of New York.

Article 20.    EFFECTIVE DATE

The Prior Plan was effective as of May 17, 2007 and this Plan becomes effective upon shareholder approval of the Plan.

Article 21.            TERM

Unless sooner terminated by the Board, this Plan shall terminate on the day before the tenth anniversary of the date the Plan was approved by shareholders; provided that any Award granted prior to the date of such Plan termination shall continue pursuant to its terms and the terms of this Plan.

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONMED CORPORATION	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS—MAY 20, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	(1) Election of directors	☐	☐	☐

The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2009 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at http://www.cfpproxy.com/2982.

The undersigned hereby appoints Joseph J. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the “Company”) held of record by the undersigned on March 31, 2010, at the Annual Meeting of Shareholders to be held May 20, 2010, and at any adjournment thereof.

NOMINEES:
Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels,
Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz,
and Mark E. Tryniski

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
	(2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2010.	☐	☐	☐

	(3) Approval of the Amended and Restated 2007 Non-Employee Director Equity Compensation Plan.	☐	☐	☐

(4) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement, dated April 9, 2010 (the “Company’s Proxy Statement”), relating to such meeting, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please date this Proxy Card and sign your name exactly as it appears hereon.  Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CONMED CORPORATION 525 French Road—Utica, New York 13502

PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONMED CORPORATION	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS—MAY 20, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		(1) Election of directors	☐	☐	☐

The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2009 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at http://www.cfpproxy.com/2982.

The undersigned hereby appoints Joseph J. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the “Company”) held of record by the undersigned on March 31, 2010, at the Annual Meeting of Shareholders to be held May 20, 2010, and at any adjournment thereof.
4 0 1 (k)

NOMINEES:
Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels,
Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz,
and Mark E. Tryniski

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		(2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2010.	☐	☐	☐

		(3) Approval of the Amended and Restated 2007 Non-Employee Director Equity Compensation Plan.	☐	☐	☐

(4) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement, dated April 9, 2010 (the “Company’s Proxy Statement”), relating to such meeting, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please date this Proxy Card and sign your name exactly as it appears hereon.  Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CONMED CORPORATION 525 French Road—Utica, New York 13502

PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONMED CORPORATION	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS—MAY 20, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		(1) Election of directors	☐	☐	☐

The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2009 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at http://www.cfpproxy.com/2982.

The undersigned hereby appoints Joseph J. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the “Company”) held of record by the undersigned on March 31, 2010, at the Annual Meeting of Shareholders to be held May 20, 2010, and at any adjournment thereof.
E S P P

NOMINEES:
Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels,
Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz,
and Mark E. Tryniski

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		(2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2010.	☐	☐	☐

		(3) Approval of the Amended and Restated 2007 Non-Employee Director Equity Compensation Plan.	☐	☐	☐

(4) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement, dated April 9, 2010 (the “Company’s Proxy Statement”), relating to such meeting, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please date this Proxy Card and sign your name exactly as it appears hereon.  Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CONMED CORPORATION 525 French Road—Utica, New York 13502

PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.